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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JOE'S JEANS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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JOE'S JEANS INC.
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700
February 24, 2014

Dear Stockholder:

        You are cordially invited to attend the 2014 annual meeting of stockholders of Joe's Jeans Inc., or Joe's, which will be held at the Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048, on Thursday, May 8, 2014. The 2014 annual meeting of stockholders will begin promptly at 9:00 a.m. local time.

        The accompanying notice of annual meeting and proxy statement, which you are urged to read carefully, provides important information regarding the business to be conducted at the annual meeting.

        You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope or vote by telephone or Internet, whether or not you plan to attend the annual meeting. If you attend the meeting, you may vote in person even if you have previously submitted a proxy card. Regardless of the number of shares you own or whether you plan to attend the annual meeting, it is important that your shares be represented and voted. If you hold your shares in "street name" (that is, through a broker, bank or other nominee), please complete, date and sign the voting instruction form that has been provided to you by your broker, bank or other nominee and promptly return it in the enclosed envelope or review the instructions in the materials forwarded by your broker, bank or other nominee regarding the option to vote on the Internet or by telephone. If you hold your shares directly and plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. If you hold your shares in "street name" and plan to attend the meeting in person, please remember to bring a form of personal identification with you and proof of beneficial ownership.

        On behalf of the Board of Directors, I thank you for your support and continued interest in Joe's.

Sincerely,

Samuel J. Furrow
CHAIRMAN OF THE BOARD OF DIRECTORS JOE'S JEANS INC.

        This notice of annual meeting and proxy statement and proxy are first being mailed on or about                        , 2014 to our common stockholders.

JOE'S JEANS INC.

2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 8, 2014

Time and Date	9:00 a.m., local time on Thursday, May 8, 2014
Place	Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048
Items of Business
(1) To elect the eight director nominees named in the attached proxy statement to serve on the Board of Directors until the 2015 annual meeting of stockholders or until their respective successors are elected and qualified;

(2) To approve an amendment to our Seventh Amended and Restated Certificate of Incorporation to increase the amount of authorized shares of our common stock from 100 million to 120 million in order to permit the issuance of the common stock upon conversion of the convertible notes (the "Buyer Notes") issued in connection with our acquisition of Hudson Clothing Holdings, Inc., a Delaware corporation ("Hudson");

(3) To approve, under applicable NASDAQ Listing Rules, the issuance of common stock upon conversion of the Buyer Notes issued in connection with our acquisition of Hudson in excess of 19.99% of the common stock outstanding prior to such issuance;
(4) To approve an amendment to the Amended and Restated 2004 Stock Incentive Plan to increase the reservation of the total shares available for issuance to 11,825,000 shares of common stock;
(5) To conduct an advisory vote to approve named executive officer compensation;
(6) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2014; and
(7) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Record Date	You can vote if, at the close of business on March 14, 2014, you were a holder of record of our common stock.
Proxy Voting
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or by telephone or Internet, or if you hold your shares in street name using the voting instruction form provided by your broker, bank or nominee, or by accessing the website or toll-free number indicated on the voting instructions accompanying your proxy card to vote via the Internet or phone.

        The Board of Directors unanimously recommends that you vote to:

  •
  elect the eight director nominees named in the attached proxy statement;

  •
  approve the amendment to our Seventh Amended and Restated Certificate of Incorporation;

  •
  approve, under applicable NASDAQ Listing Rules, the issuance of common stock upon the conversion of the Buyer Notes;

  •
  approve the amendment to the Amended and Restated 2004 Stock Incentive Plan;

  •
  approve the compensation of our Named Executive Officers; and

  •
  ratify the appointment of auditors as described in detail in the accompanying proxy statement.

        Pursuant to the rules promulgated by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 8, 2014. This proxy statement and our 2013 Annual Report and the Hudson Financials (as defined below) are available free of charge at http://www.joesjeans.com/2014proxy.

By Order of the Board of Directors,
Samuel J. Furrow Chairman of the Board of Directors Commerce, California , 2014

PAGE
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
PROPOSAL 1—ELECTION OF DIRECTORS	14
PROPOSAL 2—APPROVAL OF AMENDMENT TO THE SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK	22
PROPOSAL 3—APPROVAL, UNDER APPLICABLE NASDAQ LISTING RULES, THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE BUYER NOTES	27
PROPOSAL 4—APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN	30
PROPOSAL 5—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	37
PROPOSAL 6—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
EXECUTIVE OFFICERS	40
EXECUTIVE OFFICER COMPENSATION	41
REPORT OF THE AUDIT COMMITTEE	51
RELATED PARTY TRANSACTIONS	52
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	54
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55
OTHER BUSINESS TO BE TRANSACTED	55
INCORPORATION BY REFERENCE	55
APPENDIX A: AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

i

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

        When we use the words "anticipate," "estimate," "project," "intend," "expect," "plan," "believe," "should," "likely" and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and any other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

        These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended November 30, 2013 filed with the SEC on February 13, 2014 and our subsequently filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption "Risk Factors" in such filings.

        As used in this proxy statement, the terms "we," "us," "our," "Joe's," and "Joe's Jeans" refer to Joe's Jeans Inc. and our subsidiaries and affiliates, unless the context indicates otherwise.

 QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

        Although we encourage you to read the proxy statement in its entirety, we include these "Questions and Answers" to provide background information and brief answers to several questions that you may have about the proxy materials in general.

Q:
Why am I receiving these materials?

A:
The Board of Directors of Joe's, or our Board of Directors, is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on Thursday, May 8, 2014. Our common stockholders are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:
What information is contained in this proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, information including compensation concerning directors and our most highly paid executive officers, and certain other required information.

Q:
What proposals will be voted on at the annual meeting?

A:
The proposals scheduled to be voted on at the annual meeting are:

          (1)   To elect the eight director nominees named in this proxy statement to serve on the Board of Directors until the 2015 annual meeting of stockholders or until their respective successors are elected and qualified;

          (2)   To approve an amendment to our Seventh Amended and Restated Certificate of Incorporation to increase the amount of authorized shares of our common stock from 100 million to 120 million in order to permit the issuance of the common stock upon conversion of the convertible notes (the "Buyer Notes") issued in connection with our acquisition of Hudson Clothing Holdings, Inc., a Delaware corporation ("Hudson");

          (3)   To approve, under applicable NASDAQ Listing Rules, the issuance of common stock upon conversion of the Buyer Notes issued in connection with our acquisition of Hudson in excess of 19.99% of the common stock outstanding prior to such issuance;

          (4)   To approve an amendment to the Amended and Restated 2004 Stock Incentive Plan to increase the reservation of the total shares available for issuance to 11,825,000 shares of common stock;

          (5)   To conduct an advisory vote to approve named executive officer compensation;

          (6)   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2014; and

          (7)   Such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

Q:
How does the Board of Directors recommend that I vote?

A:
Our Board of Directors unanimously recommends that you vote your shares:

•
"FOR" each of the eight director nominees to the Board of Directors named in this proxy statement;

  •
  "FOR" the amendment to our Seventh Amended and Restated Certificate of Incorporation;

  •
  "FOR" the issuance of common stock upon the conversion of the Buyer Notes;

  •
  "FOR" the amendment to the Amended and Restated 2004 Stock Incentive Plan;

  •
  "FOR" the approval of the compensation of our Named Executive Officers as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion; and

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2014.

Q:
Why are we seeking stockholder approval of Proposals 2 and 3?

A:
On September 30, 2013, we completed our acquisition of all of the outstanding equity interests in Hudson (the "Acquisition"), a designer and marketer of women's and men's premium branded denim apparel, for an aggregate purchase price consisting of approximately $65.4 million in cash and approximately $32.4 million in Buyer Notes (face amount). We also issued promissory notes, bearing no interest, for approximately $1.2 million in aggregate principal amount payable on April 1, 2014 to certain optionholders of Hudson. Hudson represents approximately 40% of our consolidated assets as of November 30, 2013.

We are seeking stockholder approval of Proposal 2, because it is necessary to increase the amount of authorized common stock permitted to be issued under Seventh Amended and Restated Certificate of Incorporation in order to have a sufficient amount of common stock available to allow the issuance of common stock upon conversion of the Buyer Notes issued in connection with the Acquisition and to continue to have sufficient common stock available for other general corporate purposes on an ongoing basis, including the proposed increase in shares reserved under the Amended and Restated 2004 Stock Incentive Plan.

We are seeking stockholder approval of Proposal 3, because pursuant to the terms of the Buyer Notes, we have agreed to seek stockholder approval, under applicable NASDAQ Listing Rules, of the issuance of the common stock upon conversion of the Buyer Notes. Our common stock is listed on the NASDAQ Global Market and, as a result, we are subject to the NASDAQ's Listing Rules. The potential issuance of the shares of our common stock upon conversion of the Buyer Notes may implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on the NASDAQ Global Market, including the following:

•
NASDAQ Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

•
NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a "change of control" of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership would be the largest ownership position of the issuer)

  Assuming we elect to convert all of the Buyer Notes into shares of common stock, the issuance of common stock upon the conversion of certain Buyer Notes may be deemed to result in a group of certain holders of Buyer Notes acquiring more than 20% of our shares of common stock. Accordingly, we are seeking the stockholders approval on any "change in control" as used in Rule 5635(b) in the event that the potential issuance of our common stock upon conversion of the Buyer Notes as proposed as in Proposal 3 would be deemed to be a "change in control" for purposes of Rule 5635(b). Stockholders should note that a "change of control" as described under Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a "change of control" for purposes of Delaware law, our organizational documents, or any other purpose.

  In order to comply with applicable NASDAQ Listing Rules, the Buyer Notes were issued with limited conversion rights. Until our stockholders approve Proposal 3, the Buyer Notes may not be converted into shares of our common stock in excess of an exchange cap, subject to adjustment for any stock splits, reverse stock splits or similar events affecting the common stock (the "Exchange Cap"), which as of the issuance date of the Buyer Notes was 13,628,159 shares of common stock.

Q:
What are the terms of the Buyer Notes?

A:
The Buyer Notes were issued with different interest rates and conversion features for Hudson's management stockholders and Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership ("Fireman"), respectively. Interest on the convertible notes will be paid in a combination of cash and additional notes ("PIK Notes").

Buyer Notes in an aggregate principal amount of approximately $22.9 million (face amount) were issued to Hudson's management stockholders (the "Management Notes"). The Management Notes are structurally and contractually subordinated to our senior debt and mature on March 31, 2019. The Management Notes accrue interest quarterly on the outstanding principal amount (i) from September 30, 2013 until the earlier to occur of the date of conversion of the notes or November 30, 2014 at a rate of 10% per annum, which will be payable 7.68% in cash and 2.32% in PIK Notes ("PIK Interest"), (ii) from December 1, 2014 until the earlier to occur of the date of conversion of the notes or September 30, 2016 at a rate of 10% per annum, which interest will payable in cash, and (iii) from October 1, 2016 until the earlier to occur of the date of conversion of the notes or the date such principal amount is paid in full at a rate of 10.928% per annum, which interest will be payable in cash. Payment of interest at the cash pay rate under clause (ii) or (iii), as applicable, for any payment date will be subject to satisfaction of the following conditions: (i) the issuance of the financial statements of our company and our consolidated subsidiaries for the fiscal quarter ending November 30, 2014 and for each fiscal quarter occurring thereafter, (ii) the "Leverage Ratio" (as defined in our term loan credit agreement) as of the most recently ended fiscal quarter is less than 3.21x to 1.00 and (iii) the "Excess Availability" (as defined in our term loan credit agreement) as of such date shall not be less than $18,000,000 (which Excess Availability may be comprised of up to $4,000,000 in "Unrestricted Cash" (as defined in our term loan credit agreement)). If such conditions are not satisfied as of any interest payment date, then the cash component of such interest payment will be payable 7.68% in cash and the remainder will be payable in PIK Interest. The Management Notes become convertible by each of the holders beginning September 30, 2015 and ending March 31, 2019, into shares of our common stock, cash, or a combination of cash and common stock, at our election.

The approximately $9.6 million (face amount) in aggregate principal amount of Buyer Notes issued to Fireman (the "Fireman Note") are structurally and contractually subordinated to Company's senior debt and mature on March 31, 2019. The Fireman Note accrues interest quarterly on the outstanding principal amount (i) from September 30, 2013 until the earlier to occur of the date of conversion of the notes or November 30, 2014 at a rate of 6.5% per annum, which will be payable 3.0% in cash and 3.5% in PIK Interest, (ii) from December 1, 2014 until the earlier to occur of the date of conversion of the notes or September 30, 2016 at a rate of 6.5% per annum, which interest will payable in cash, and (iii) from October 1, 2016 until the earlier to occur of the date of conversion of the notes or the date such principal amount is paid in full at a rate of 7.0% per annum, which interest will be payable in cash. Payment of interest at the cash pay rate under clause (ii) or (iii), as applicable, for any payment date will be subject to satisfaction of the following conditions: (i) the issuance of the financial statements of our company and our consolidated subsidiaries for the fiscal quarter ending November 30, 2014 and for each fiscal quarter occurring thereafter, (ii) the "Leverage Ratio" (as defined in our term loan credit agreement) as of the most recently ended fiscal quarter is less than 3.00x to 1.00 and (iii) the "Excess Availability" (as defined in our term loan credit agreement) as of such date shall not be less than $18,000,000 (which Excess Availability may be comprised of up to $4,000,000 in "Unrestricted Cash" (as defined in our term loan credit agreement)). If such conditions are not satisfied as of any interest payment date, then the cash component of such interest payment will be payable 3.0% in cash and the remainder shall be payable in PIK Interest. The Firemen Note will become convertible by the holder October 1, 2014 and ending March 31, 2019, into shares of common stock, cash, or a combination of cash and common stock, at our election.

  Subject to receipt of Joe's stockholders' approval of Proposal 3 pursuant to the NASDAQ Listing Rules, if Joe's elects to issue only shares of common stock upon conversion of the Buyer Notes, each of the Buyer Notes would be convertible, in whole but not in part, at a conversion price of $1.78 per share, subject to certain adjustments that are typical for convertible notes of this type, into approximately 18.2 million shares of common stock. The Fireman Note may be converted at its sole election and the Management Notes may be converted at either a majority of the holders' election or individually, depending on the holder. Prior to receipt of stockholder approval of Proposal 3, the conversion rights will be limited to approximately 13.6 million shares of common stock. If we elect to pay cash with respect to a conversion of the Buyer Notes, the amount of cash to be paid per share shall equal (a) the number of shares of common stock issuable upon such conversion multiplied by (b) the average of the closing prices for the common stock over the 20 trading day period immediately preceding the notice of conversion. We will have the right to prepay all or any portion of the principal amount of the Buyer Notes at any time by paying 103% of the principal amount of the portion of any Management Notes subject to prepayment or 100% of the principal amount of the portion of the Fireman Note subject to prepayment.

  The Buyer Notes are expressly junior and subordinated in right of payment to all amounts due and owing upon any indebtedness outstanding under our revolving credit facility and term loan facility.

  On September 30, 2013, we entered into a registration rights agreement with the holders of the Buyer Notes (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, at any time following the 20 month anniversary of the date of the Registration Rights Agreement (or, in the case of Fireman, the 10 month anniversary of the date of the Registration Rights Agreement), any holder or group of holders that, together with its or their affiliates (collectively, a "Demanding Stockholder") holds more than 20% of the shares issued or issuable pursuant to the Buyer Notes (the "Registrable Shares") will have the right to require us to prepare and file a registration statement on Form S-1 or S-3 or any similar form or successor to such forms under the Securities Act, or any other appropriate form under the Securities Act or the Exchange Act for the resale of all or part of its Registrable Shares. The Demanding Stockholders will collectively have the right to require up to two registration statements on Form S-1 and an unlimited number of registration statements on Form S-3. Additionally, the Registration Rights Agreement allows for piggy back registration rights, subject to certain limitations as described therein, which allows each holder of Registrable Shares to participate in the registration statement each time we or another holder of Registrable Shares proposes to conduct a sale of its common stock to the public.

  The foregoing descriptions of the Buyer Notes, the Registration Rights Agreement and the Voting Letters, do not purport to be complete and are subject to, and qualified, in their entirety by, the full text of the form of the Buyer Notes, which was included as Exhibit 4.1 to our Current Report on Form 8-K filed on October 4, 2013, the Registration Rights Agreement, which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on October 4, 2013, and the Form of Voting Letters, which was included as Exhibit 10.2 to our Current Report on Form 8-K filed on October 4, 2013, each of which is incorporated herein by reference.

Q:
Are holders of the Buyer Notes eligible to vote on Proposals 2 and 3?

A:
No. Holders of the Buyer Notes are not eligible to vote on Proposals 2 and 3, unless such holders otherwise hold shares of our common stock that are eligible to vote at the annual meeting.

Q:
Have any of our stockholders agreed to vote in favor of Proposals 2 and 3?

A:
Yes, as previously disclosed, certain stockholders of the company holding approximately 23% of our Company's voting power, have each entered into a letter solely between such stockholder and our company (the "Voting Letters") to vote in favor of authorizing us to issue, at our election, the maximum amount of shares of Common Stock upon conversion of the Buyer Notes, the approval of an amendment to our Certificate of Incorporation to increase the amount of authorized shares of Common Stock in an amount sufficient to permit the issuance of the Common Stock upon conversion of all Buyers Notes and the approval of any other matters related to the Acquisition. Each of the Voting Letters is substantially the same. We do not know how any other significant stockholders intend to vote their shares at the annual meeting.

Q:
What effect will the failure to approve Proposals 2 and 3 have on the Acquisition?

A:
None. The Acquisition was completed on September 30, 2013.

Q:
Did Joe's incur indebtedness in connection with the Acquisition and will the outcome of the votes on Proposals 2 and 3 impact Joe's need for additional indebtedness?

A:
We incurred substantial indebtedness to finance the acquisition of Hudson, including approximately $32.4 million (face amount) in the aggregate principal amount of Buyer Notes, a $50 million revolving credit facility and a $60 million term loan facility. In addition, Hudson is now a borrower and/or credit party under these financing facilities. In connection with these agreements, we have certain restrictions on our ability and our subsidiaries' ability, to create or incur indebtedness; create liens; consolidate, merge, liquidate or dissolve; sell, lease or otherwise transfer any of its assets; substantially change the nature of its business; make investments or acquisitions; pay dividends; enter into transactions with affiliates; amend material documents, prepay certain indebtedness and make capital expenditures with certain exceptions. In addition, all of our assets, including our trademarks, are pledged as collateral under the loans. The increased indebtedness may make us more vulnerable to general adverse economic and industry conditions. The increased indebtedness will also increase borrowing costs and the covenants in the agreements may also limit our ability to obtain additional financing to fund working capital, capital expenditures, acquisitions or general corporate requirements. We will also be required to dedicate a larger portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow for other purposes, including working capital, capital expenditures and general corporate purposes.

If Proposals 2 and 3 are not approved, upon the conversion of the Buyer Notes, we may need to incur additional indebtedness to settle the conversion in cash or a combination of cash and stock since we can only issue shares up to the Exchange Cap. To the extent that Proposal 3 is not approved, pursuant to the Buyer Notes, we are required to use our commercially reasonable efforts to explore raising additional indebtedness or other financing, refinancing of our senior debt, or obtaining waivers from the holders of our senior debt to allow Joe's to convert the Buyer Notes and fulfill in cash any conversion obligations not paid in shares of our common stock, subject to approval of the Board of Directors. Our ability to obtain financing on reasonable terms will depend on our future operating performance and financial results, and will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. Any additional required financing will increase our substantial indebtedness and likely result in further restrictions and consequences as described above. If we are unable to obtain the necessary financing we may default on the Buyer Notes which may have a material adverse effect on Joe's. For a further discussion of the impacts of failing to approve Proposals 2 and 3, see the disclosure included below under the headings "What if our stockholders do not approve Proposal 2?", "What if our stockholders approve Proposal 2, but do not approve Proposal 3?", "What if our stockholders do not approve Proposal 3?", and "What if our stockholders approve Proposal 3, but do not approve Proposal 2?" We encourage you to read the risk factor entitled "We incurred substantial indebtedness to finance the acquisition of Hudson and are subject to compliance with those financing agreements, which may decrease business flexibility and adversely affect financial results" contained in our Annual Report on Form 10-K for the year ended November 30, 2013, filed on February 13, 2014 (the "2013 Annual Report"), which is incorporated by reference into this proxy statement and a copy of which is being mailed with this proxy statement.

Q:
Where can I find more financial and other information regarding Hudson and the Acquisition?

A:
Certain historical financial statements of Hudson and pro forma condensed combined financial statements of Joe's together with Hudson as of and for the nine months ended August 31, 2013 and for the fiscal year ended November 30, 2012 (collectively, the "Hudson Financials") were filed as exhibits to Amendment No .1 to our Current Report on Form 8-K/A filed on December 6, 2013 (the "Hudson 8-K/A"). In addition, our 2013 Annual Report contains additional financial information, disclosure and analysis regarding the Acquisition of Hudson and its impact on our Company. The Hudson 8-K/A and 2013 Annual Report are incorporated by reference into this proxy statement and a copy of the Hudson Financials and 2013 Annual Report are being mailed with this proxy statement.

Q:
What shares can I vote?

A:
Each share of our common stock issued and outstanding as of the close of business on March 14, 2014, or the Record Date, is entitled to vote for all proposals being voted upon at the annual meeting. You may cast one vote per share of common stock held by you as of the Record Date. These shares include shares that are (1) held directly in your name as the common stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. As of the Record Date, we had                  shares of common stock issued and outstanding and              common stockholders of record.

Q:
What is the difference between holding shares as a common stockholder of record and as a beneficial owner?

A:
Most of our common stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held through a broker, bank or other nominee, or beneficially owned.

  Common Stockholder of Record

  If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered with respect to those shares the common stockholder of record and these proxy materials are being sent directly to you by us. As the common stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use and have provided instructions on how to vote by Internet or telephone.

  Beneficial Owner

  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares of our common stock held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered with respect to those shares the common stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the common stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares at the annual meeting. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee regarding how to vote your shares. You may also be able to vote your shares by Internet or telephone as described below under "How can I vote my shares without attending the annual meeting?"

Q:
How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you are a Joe's common stockholder of record as of the close of business on the Record Date or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a common stockholder of record, but hold the shares through a broker, bank or nominee (i.e., in street name), you will be required to provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 14, 2014, a copy of the voting instruction form provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the common stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from your broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the common stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a common stockholder of record, you may vote by submitting a proxy card, which is accompanying this proxy statement. If you hold shares beneficially in street name, you may vote by submitting a voting instruction form to your broker, bank or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or for shares held beneficially in street name, please follow the instructions included in the proxy materials provided to you by your broker, bank or nominee or on your voting instruction form.

  By Mail—Our common stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-paid, pre-addressed envelope. Our common stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction form provided by their broker, bank or nominee and mailing them in the accompanying pre-paid, pre-addressed envelope.

  By Internet—Our common stockholders of record or those who hold shares beneficially in street name may vote by accessing the website specified on the proxy cards provided by us or the voting instruction forms provided by their brokers, banks or nominees, respectively. Please check the voting instruction form for Internet voting availability, as applicable.

  By Telephone—Our common stockholders of record or those who hold shares beneficially in street name may vote by telephone by calling the number specified on the proxy cards provided by us or the voting instruction forms provided by their brokers, banks or nominees, respectively. Please check the voting instruction form for telephone voting availability, as applicable.

Q:
May I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. If you are a common stockholder of record, you may change your vote by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy), by providing written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting alone will not cause your previously granted proxy to be revoked. To revoke a previously granted proxy, you must specifically request or vote in person at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual common stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. If a common stockholder submits a proxy card with a written comment, then that proxy card will be forwarded to our management.

Q:
How many shares must be present or represented to conduct business at the annual meeting?

A:
The quorum requirement for holding the annual meeting and for transacting business is that the holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•
are present and vote at the annual meeting; or

•
properly submit a proxy card or vote over the Internet or by telephone.

Abstentions and broker non-votes will be counted as present for the purpose of determining the existence of a quorum at the annual meeting.

Q:
How are votes counted?

A:
For the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" for one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST" the proposal. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

Q:
What happens if I do not give specific voting instructions?

A:
If you hold shares that are registered directly in your name with our transfer agent, and you sign and return a proxy card without giving specific voting instructions, the proxyholder will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and, with respect to any other matters that properly come before the annual meeting, as the proxyholder may determine in his discretion.

If you hold your shares through a broker, bank or other nominee and you do not return a voting instruction form, your broker may vote your shares on routine matters, but not on non-routine matters. As a result, your broker may not vote your shares without receipt of a voting instruction form with respect to Proposals 1 through 5 because each proposal is a non-routine matter, but may vote your shares without your instructions with respect to Proposal 6 (ratification of independent registered public accounting firm) because this matter is considered routine.

Q:
Who will count the vote?

A:
A representative of Continental Stock Transfer and Trust Company will tabulate the votes up until the morning of the meeting. At the meeting, our inspector of election will tabulate the votes.

Q:
Who will serve as inspector of election?

A:
Ms. Lori Nembirkow, our Corporate Secretary, will serve as our inspector of election.

Q:
What is the voting requirement to approve each of the proposals?

A:
For Proposal 1, regarding the election of directors, the eight nominees receiving a plurality of "FOR" votes at the annual meeting will be elected. However, pursuant to our Corporate Governance Guidelines, any incumbent director that receives a greater number of "WITHHELD" votes than "FOR" votes in an uncontested election shall tender his or her resignation. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker has not received voting instructions from the beneficial owner of shares held in street name, and the broker does not have or declines to exercise discretionary authority to vote those shares. Brokers may not vote shares on Proposals 1 through 5 without instructions from the beneficial owner of such shares. If the broker is not instructed with respect to Proposals 1 through 5, the shares will constitute broker non-votes.

Proposal 2 requires the affirmative "FOR" vote of a majority of our issued and outstanding common stock. Broker non-votes and abstentions will have the same effect as a vote against Proposal 2.

Proposals 3, 4, 5 and 6 require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. In tabulating the voting results for Proposals 3, 4 and 5, shares that constitute broker non-votes are not considered entitled to vote on such proposals. Thus, broker non-votes will not be counted in the vote total and will have no effect on the vote. Brokers have the discretion to vote your shares with respect to Proposal 6 because it is a routine matter. Abstentions have the same effect as votes against Proposals 3, 4, 5 and 6.

  In addition, in order to satisfy NASDAQ's shareholder approval requirements for Proposals 3 and 4, a majority of the total votes cast on Proposals 3 and 4 must be voted in favor of such proposals. Under NASDAQ rules, abstentions are treated as votes cast, but broker non-votes are not. Therefore, abstentions will have the effect of a vote against Proposals 3 and 4, but broker non-votes will have no effect on the outcome of that proposal for purposes of the NASDAQ shareholder approval requirements.

Q:
What happens if additional proposals are presented at the annual meeting?

A:
Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxyholder, Marc Crossman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees for our Board of Directors is not available as a candidate, the person named as proxyholder will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a common stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and/or voting instruction form that you receive.

Q:
Who will bear the costs of soliciting votes for the annual meeting?

A:
We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. To further assist in the solicitation process, we may hire a proxy solicitation firm such as Alliance Advisors LLC to solicit proxies by personal interviews, telephone, telegram or otherwise. If we hire them, we expect to pay to them an initial fee of approximately $7,000 and additional compensation on an as-needed basis for telephone solicitation and solicitations made by other means.

Q:
Can I access the Notice of Annual Meeting, Proxy Statement, 2013 Annual Report and the Hudson Financials on the Internet?

A.
The Notice of Annual Meeting, Proxy Statement, 2013 Annual Report, Hudson Financials and any other materials made available by Joe's are or will be, as the case may be, available at http://www.joesjeans.com/2014proxy.

Q:
Where can I find the results of the annual meeting?

A:
We will announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

Q:
Where can I obtain a copy of Joe's Annual Report on Form 10-K for the year ended November 30, 2013?

A:
A copy of our Annual Report on Form 10-K for the year ended November 30, 2013 and the Hudson Financials are being mailed with this proxy statement and are available at http://www.joesjeans.com/2014proxy.

Q:
What if I share an address with another common stockholder?

A:
In some instances, we may deliver to multiple common stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a common stockholder sharing an address with another common stockholder. Requests by phone should be directed to our Corporate Secretary at (323) 837-3700 and requests in writing should be sent to Joe's Jeans Inc., Attention: Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. Our common stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Q:
What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

A:
You may submit proposals, including director nominations, for consideration at future common stockholder meetings. We expect to hold our 2015 annual meeting of stockholders in or around May of 2015. Our common stockholders may submit proposals that they believe should be voted upon at the 2015 annual meeting consistent with regulations of the SEC and our bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2015 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Corporate Secretary of Joe's at 2340 South Eastern Avenue, Commerce, California 90040 no later than                         , 2014. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

With respect to any stockholder proposal not submitted pursuant to SEC Rule 14a-8 under the Exchange Act in connection with the 2015 Annual Meeting of Stockholders, the proxy submitted or such meeting will confer discretionary authority to vote on such proposals unless we are notified of such proposal no later than                         , 2015 and the proponent complies with the other requirements set forth in SEC Rule 14a-4(c) under the Exchange Act.

Q:
How can I communicate with the Board of Directors?

A:
Stockholders may contact an individual Director, the Board of Directors as a group, or a specified Board of Directors committee or group, including the independent Directors as a group, by mail, addressed to our corporate office at 2340 South Eastern Avenue, Commerce, California 90040, or by email addressed to board@joesjeans.com. Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of the communication. The Secretary will initially receive and process communications before forwarding them to the addressee. Our policy on communications with the Board of Directors is contained in our Corporate Governance Guidelines, which can be found on our website at www.joesjeans.com under our Investor Relations heading.

Q:
How do I recommend a candidate for election as a director?

A:
Stockholders may recommend candidates for consideration by the Board of Directors' Nominating and Governance Committee by providing written notice to Joe's Jeans Inc., c/o Office of Corporate Secretary, 2340 South Eastern Avenue, Commerce, California 90040. The written notice must provide the candidate's name, age, business and residence addresses, biographical data, including principal occupation, qualifications, the number and class of our shares, if any, beneficially owned by the candidate, and all other information regarding candidates required by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as a director must also provide his, her or its name and address, the number and class of shares beneficially owned by the stockholder, a description of all arrangements or understandings relating to the nomination among the stockholder making the nomination, the proposed nominee and any other person or persons (including their names), and all other information regarding the stockholder required by Section 14 of the Exchange Act, the rules and regulations promulgated thereunder and our Seventh Amended and Restated Certificate of Incorporation, as may be amended from time to time, and Amended and Restated Bylaws.

JOE'S JEANS INC.
2340 SOUTH EASTERN AVENUE
COMMERCE, CALIFORNIA 90040

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY,
MAY 8, 2014

 PROPOSAL 1

ELECTION OF DIRECTORS

        Our bylaws provide that our Board of Directors will consist of not less than three directors, with the exact number of directors (subject to such minimum and any range of size established by our common stockholders) to be determined by resolution of our Board of Directors. Currently, the number of directors has been set at eight. At our annual meeting, eight directors will be elected to serve until the 2015 annual meeting of stockholders or until their respective successors are elected and qualified. Our Board of Directors' nominees for election are set forth below.

Q:
What is the vote required to approve Proposal 1?

A:
Our Board of Directors will be elected by a plurality vote. However, pursuant to our Corporate Governance Guidelines, any incumbent director that receives a greater number of "WITHHELD" votes than "FOR" votes in an uncontested election shall tender his or her resignation. Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of all of the director nominees set forth below. Our Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holder for the election of such other person or persons as the Board of Directors may recommend.

Q:
What information is provided with respect to nominees to the Board of Directors?

A:
The following table sets forth information regarding our eight nominees to our Board of Directors:

Name	Age	Position	Year First Elected Director
Samuel J. (Sam) Furrow(1)(3)	72	Chairman of the Board of Directors	1998
Marc B. Crossman	42	Chief Executive Officer, President, and Director	1999
Joe Dahan	46	Creative Director and Director	2007
Joanne Calabrese(2)(3)	55	Director	2012
Kelly Hoffman(1)(2)(3)	55	Director	2004
Peter Kim	43	Director	(4)
Suhail R. Rizvi	48	Director	2003
Kent Savage(1)(2)	52	Director	2003

(1)
Member of the Audit Committee

(2)
Member of the Compensation and Stock Option Committee

(3)
Member of the Nominating and Governance Committee

(4)
The Board of Directors appointed Mr. Kim as a member at the effective time of the Acquisition on September 30, 2013.
Q:
What is the business experience, key attributes and skills of the nominees for election to our Board of Directors?

A:
The business experience of our nominees for election to our Board of Directors is as follows:

  Samuel J. (Sam) Furrow has served as Chairman of our Board of Directors since October 1998. Mr. Furrow became a member of our Board of Directors in April 1998 and served as our Chief Executive Officer from October 1998 until December 2000. Mr. Furrow also has been Chairman of the Board of Furrow Auction Company, a real estate and equipment sales company with its headquarters in Knoxville, Tennessee, since April 1968; Chairman of Furrow—Justice Machinery Corporation, a six-branch industrial and construction equipment dealer, since 1983; owner of Knoxville Motor Company—Mercedes Benz and Land Rover of Knoxville since December 1980 and July 1997, respectively. Mr. Furrow received his undergraduate and J.D. degrees from the University of Tennessee. Due to Mr. Furrow's extensive background as a business owner and operator, he brings substantial business experience and leadership to the Board of Directors, as well as offering advice and guidance to our management team.

  Marc B. Crossman has served as our Chief Executive Officer since January 2006, our President since September 2004 and a member of our Board of Directors since January 1999. From March 2003 until August 2007, Mr. Crossman served as our Chief Financial Officer. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University. With Mr. Crossman's background as an equity analyst, his tenure with the Company and a member of the Board of Directors since 1999, Mr. Crossman provides strategic guidance and experience for all aspects of our operations, including our capital and strategic matters.

  Joe Dahan has served as the president and head designer for our Joe's Jeans subsidiary since its formation in February 2001, and as Creative Director and a member of our Board of Directors since October 2007. Mr. Dahan is responsible for the design, development and marketing of Joe's products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca Production International, Inc., or Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca, a manufacturer of branded and private label denim products. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator. Mr. Dahan's significant experience in the apparel industry brings expertise related to the creative and strategic direction of our brand from season to season and our operational matters.

  Joanne Calabrese has served as a member of our Board of Directors since March 2012. Since July 2012, Ms. Calabrese has served as Senior Vice President—Americas Region for Fossil, Inc., a publicly-traded global retailer specializing in the design, innovation and marketing of fashion lifestyle and accessory items, including, watches, handbags and clothing. From 2007 until July 2012, Ms. Calabrese served as founder and owner of jcr3, a retail consulting firm specializing in the merchandising, marketing, multi-channel retailing and strategic planning for global retail expansion. Prior to her consulting practice, from 2001 until 2006, Ms. Calabrese served as President of the Americas region for The Body Shop, a personal care retailer with 450 stores in the United States, Mexico, and Canada. Ms. Calabrese has also previously served in executive positions for other well-known retail companies, such as the Gap, Inc., Macy's Inc., and DFS Group, the operator of Duty Free Shops. Ms. Calabrese began her career as a buyer for shoes and fashion accessories at

  Marshall Field's. Ms. Calabrese's retail and apparel industry knowledge enables her to offer advice and guidance to our management on our expansion and development of our retail stores.

  Kelly Hoffman has served as a member of our Board of Directors since June 2004. Since January 2013, Mr. Hoffman has served as the Chief Executive Officer and Director of Ring Energy, Inc. (OTCBB: RNGE), an oil and gas exploration, development and production company with operations in Texas and Kansas. From December 2011 until January 2013, Mr. Hoffman served as a consultant to numerous companies in the oil and gas industry. From April 2008 until December 2011, Mr. Hoffman served as President of Victory Park Resources, a privately held exploration and production company specializing in the acquisition of oil and gas producing properties in Oklahoma, Texas and New Mexico. From 1998 until September 2009, Mr. Hoffman served as Chairman of the Board of Directors and Chief Executive Officer of Varsity Media Group Inc., a technology and new media company. From 1991 until 1998, Mr. Hoffman owned AOCO Operating, a company that raised capital for the acquisition of property in Texas, Louisiana and New Mexico whereby he purchased over 20,000 acres and drilled over 75 successful oil wells. Mr. Hoffman began his oil and gas career at Amoco Production Company in Texas in various positions. Mr. Hoffman attended Texas Tech University and majored in Business Administration. Mr. Hoffman's experience with starting up, raising capital and running various companies has provided us with practical knowledge and guidance on operations.

  Peter Kim has served a member of our Board of Directors and the chief executive officer of our wholly owned subsidiary, Hudson Clothing Holdings, Inc., or Hudson, since our acquisition of Hudson on September 30, 2013. Mr. Kim is responsible for the operation of our Hudson subsidiary, a leading global designer and marketer of women's and men's premium branded denim apparel. Mr. Kim has been the Chief Executive Officer and member of the Board of Directors of Hudson since he founded it in 2002. Mr. Kim's apparel and denim industry knowledge enables him to offer advice and guidance to our management as we grow our operations in the denim industry.

  Suhail R. Rizvi has served as a member of our Board of Directors since April 2003. Since 2004, Mr. Rizvi has served as founder, Chairman and Chief Investment Officer of Rizvi--Traverse Management LLC and other related funds. Mr. Rizvi has over twenty years of private equity investing experience for his own account and as a fiduciary for institutional investors through various entities or funds as founder, principal or manager. Mr. Rizvi received his B.S. degree in Economics from the Wharton School of the University of Pennsylvania and sits on the Wharton Undergraduate Executive Board. Mr. Rizvi's experience as an executive and private equity investor brings strong financial and strategic expertise to our Board of Directors and management to assist in achieving stockholder value.

  Kent Savage has served as a member of our Board of Directors since July 2003. Since 2000, Mr. Savage has served as the General Partner of Savage Interests LP, a limited partnership for investments. Since 2012, Mr. Savage has also served as co-founder and Chief Executive Officer of Icon.me, LLC. From June 2005 until 2010, Mr. Savage served as Founder and CEO of Famecast, Inc., a privately held interactive branded entertainment and contest management company. From January 2004 until June 2005, Mr. Savage served as Chief Executive Officer for Digital Lifestyles Group, Inc., a publicly traded manufacturer and distributor of personal computers, and in connection, Mr. Savage created the hip-e™ computer. Between February 2003 and January 2004, Mr. Savage served in various consulting capacities to start-up companies. From September 2002 until February 2003, Mr. Savage served as co-founder, Chief Sales and Marketing Officer for TippingPoint Technologies (NASDAQ: TPTI), which was acquired by 3Com. From February 1999 until August 2001, Mr. Savage served as co-founder, CEO and President for Netpliance, Inc. From April 1998 until February 1999, Mr. Savage served as General Manager, Broadband for Cisco Systems Inc. Service Provider Line of Business. From July 1996 until April 1998, Mr. Savage served as Vice President, Sales and Marketing for NetSpeed, Inc. Mr. Savage

  received his B.S. degree in Business from Oklahoma State University, attended University of Virginia's Executive Leadership Program, and received his M.B.A. degree from Southern Methodist University. Mr. Savage's extensive experience as an officer and director at other public companies brings valuable experience and insight regarding our financial and accounting matters to lead our Audit Committee.

Q:
How are the Board of Directors elected and how many meetings were held in fiscal 2013?

A:
Each member of our Board of Directors is elected at the annual meeting of stockholders and serves until the next annual meeting of stockholders or until a successor has been elected and qualified or his earlier death, resignation or removal. Vacancies on the Board of Directors are filled by a majority vote of the remaining Board of Directors. Our Board of Directors manages us through board meetings and through its committees. During our fiscal year ended November 30, 2013, or fiscal 2013, our Board of Directors met or acted through written consent a total of 12 times. No incumbent member of our Board of Directors who served as a director in fiscal 2013 attended in person or via teleconference or proxy less than 75% of all the meetings of our Board of Directors and the committees on which he served during fiscal 2013. Although we do not have a formal policy regarding attendance at our annual meeting of stockholders, we attempt to accommodate the schedules of each member of our Board of Directors in choosing a date for our annual meeting of stockholders and our annual meeting of our Board of Directors. Because we changed the date of our annual meeting in fiscal 2013 to less than five months after our prior year annual meeting, we did not require members of our Board of Directors to attend the annual meeting of stockholders in person. However, three members of our Board of Directors attended in person. In accordance with our Corporate Governance Guidelines, non-management directors also meet as needed in executive sessions without management present. The Chairman of the Board acts as the chair of executive sessions of the non-management directors. During fiscal 2013, our non-management directors did not meet in executive session, but met just prior to our fiscal year end in November of fiscal 2012.

Q:
What committees has the Board of Directors formed?

A:
Our Board of Directors has an Audit Committee, Compensation and Stock Option Committee and Nominating and Governance Committee.

  Audit Committee.    The Audit Committee is currently comprised of Messrs. Hoffman, Furrow and Savage. Mr. Savage serves as Chairman of the Audit Committee. Mr. Tom O'Riordan was a member and Chairman of the Audit Committee until he retired from the Board of Directors in April 2013, at which time he was replaced on the Audit Committee by Mr. Hoffman. The Audit Committee met or acted through written consent a total of six times in fiscal 2013.

  The principal responsibility of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. In that regard, the Audit Committee assists our Board of Directors in monitoring (1) our accounting, auditing, and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor (including pre-approval of audit and non-audit services to be performed by the independent auditor), (2) the integrity of our financial statements, (3) our systems of internal control regarding finance and accounting and (4) our compliance with legal and regulatory requirements. The Audit Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on November 21, 2013. Our Audit Committee is also responsible for reviewing with management our major risk exposures and our risk assessment and risk management programs. Currently, all Audit Committee members are "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC, and Mr. Savage has also been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC. Until his resignation in April 2013, Mr. O'Riordan had been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC. A copy of the Audit Committee charter, as amended from time to time, can be found on our website at www.joesjeans.com under our Investor Relations heading.

  Compensation and Stock Option Committee.    Currently, the Compensation and Stock Option Committee, or the Compensation Committee, is comprised of Messrs. Hoffman and Savage and Ms. Calabrese. Mr. Hoffman serves as Chairman of the Compensation Committee. The Compensation Committee met or acted through written consent a total of two times in fiscal 2013.

  The principal responsibilities of the Compensation Committee are (1) discharging our Board of Directors' responsibilities relating to the compensation of our Chief Executive Officer and other executive officers, (2) administering our equity-based compensation plans and (3) reviewing the disclosures in our Compensation Discussion and Analysis and producing an annual compensation committee report for inclusion in our proxy statements, as applicable. The Compensation Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on November 21, 2013. Currently, all Compensation Committee members are "independent" under NASDAQ listing standards. A copy of the Compensation Committee charter, as amended from time to time, can be found on our website at www.joesjeans.com under our Investor Relations heading. The Compensation Committee also has the ability to delegate its duties as necessary and appropriate, including the ability to delegate certain of its responsibilities under our stock incentive plans.

  Nominating and Governance Committee.    The Nominating and Governance Committee is currently comprised of Messrs. Furrow and Hoffman and Ms. Calabrese. Mr. Furrow serves as Chairman of the Nominating and Governance Committee. Mr. O'Riordan was a member of the Nominating and Governance Committee until he retired from the Board of Directors in April 2013. The Nominating and Governance Committee met a total of one time in fiscal 2013 and met prior to the filing of this proxy statement to propose the above slate of nominees for election to our Board of Directors by our common stockholders for this annual meeting.

  The principal responsibilities of the Nominating and Governance Committee are (1) assisting our Board of Directors in identifying individuals qualified to serve as members of our Board of Directors, (2) developing and recommending to our Board of Directors a set of corporate governance guidelines, and (3) overseeing the evaluation of our Board of Directors and management. In that regard, the Nominating and Governance Committee also has primary responsibility to recommend to our Board of Directors the director nominees for election by the stockholders at meetings of stockholders and for filling any vacancies and newly created directorships, to periodically review and make recommendations regarding the composition and size of our Board of Directors and committees, to review and make recommendations to our Board of Directors with respect to director compensation, and to oversee director orientation and continuing education programs.

  The Nominating and Governance Committee has a charter that details its duties and responsibilities, which was adopted by our Board of Directors on November 21, 2013. Currently, all Nominating and Governance Committee members are "independent" under NASDAQ listing standards. There is no specific procedure outlined in the charter for the Nominating and Governance Committee to consider nominees to our Board of Directors that are recommended by our common stockholders, but such nominees will be considered in accordance with the principal responsibilities of the Nominating and Governance Committee, our bylaws, our Corporate Governance Guidelines and all applicable rules and regulations relating to such nominations by our common stockholders. Any recommendations by stockholders for nominations to our Board of

  Directors would be evaluated in a manner similar to how the Nominating and Governance Committee considers all directors. The Nominating and Governance Committee has the responsibility for developing criteria for the selection of new directors and nominees for vacancies. In evaluating the suitability of candidates, the Nominating and Governance Committee may take into account many factors, including the nominee's judgment, experience, independence, character, business acumen and such other factors as the Nominating and Governance Committee concludes are pertinent in light of the current needs of our Board of Directors, including an incumbent's past performance, attendance at meetings and participation in and contributions to the activities of our Board of Directors. We have no formal policy on diversity; however, our Board of Directors believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. To date, no more specific criteria has been developed other than that set forth in the charter of the Nominating and Governance Committee and our Corporate Governance Guidelines. In addition, in July 2011, we engaged an outside consulting firm to assist us with evaluating potential members for our Board of Directors. In connection with this assistance, on March 19, 2012, Joanne Calabrese was elected as a new member of our Board of Directors. A copy of the Nominating and Governance Committee charter, as amended from time to time, can be found on our website at www.joesjeans.com under our Investor Relations heading.

Q:
How are members of the Board of Directors compensated for their service?

A:
Historically, our non-employee directors have been compensated for service through an equity grant or on a cash basis. Our directors are not compensated in any other manner; however, they are reimbursed for travel and business expenses associated with attending our annual meeting if the director's schedule permits such attendance.

  In November 2012, the Compensation Committee of the Board of Directors approved grants of restricted stock units, or RSUs with a fair market value of $70,000 to each non-employee director, for which the non-employee director had the option to elect all RSUs or 1/3 of the fair market value in cash and 2/3 in RSUs or the entire award in cash to be paid quarterly. The following non-employee directors each received 78,652 RSUs: Sam Furrow and Suhail Rizvi. The following non-employee directors received 52,436 RSUs and $23,332 in cash: Kent Savage and Joanne Calabrese. Tom O'Riordan and Kelly Hoffman each received $70,000 as a cash retainer. The RSUs vested and the cash amounts were paid on a quarterly basis over the course of the 12 months subsequent to the grant. This amount was determined based upon the prior year's payment.

Board of Director Fees
	Issued for 2012
Name	Fees earned or paid in cash		Stock Awards(1)	Total
Sam Furrow	$—		$70,000	$70,000
Suhail Rizvi	—		70,000	70,000
Kent Savage	23,332		46,668	70,000
Joanne Calabrese	23,332		46,668	70,000
Tom O'Riordan	87,500	(2)	—	87,500
Kelly Hoffman	70,000		—	70,000

	$204,164		$233,336	$437,500

(1)
Represents or 78,652 or 52,436 shares of RSUs granted to our non-employee directors on November 14, 2012 pursuant to the Amended Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with ASC 718. The RSUs vested on a quarterly basis over a 12 month period with the first tranche vesting on February 14, 2013. For a discussion on the assumptions made regarding the valuation of the stock awards, please see "Note 7—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended November 30, 2012.

(2)
Mr. O'Riordan was paid a one-time payment of $70,000 in connection with his retirement from the Board of Directors in April 2013 in addition to fees previously earned prior to April 2013.

  Members of our Board of Directors who are employees receive no additional compensation for service as members of our Board of Directors. Members of our Board of Directors who also serve on one or more committees of our Board of Directors do not receive any additional compensation for such service.

Q:
Has our Board of Directors adopted a code of ethics?

A:
Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on May 22, 2003. Our Code of Business Conduct and Ethics is available on our website at www.joesjeans.com under our Investor Relations heading or you may request a free copy of our Code of Business Conduct and Ethics from our Chief Compliance Officer at our corporate headquarters at the following address: 2340 South Eastern Avenue, Commerce, California 90040 or by calling (323) 837-3700. You may also find a copy of our Code of Business Conduct and Ethics filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended November 29, 2003 filed with the SEC on February 27, 2004.

  To date, there have been no waivers under our Code of Business Conduct and Ethics. We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waiver granted from a provision of such Code on our website at www.joesjeans.com within the same time frame that would otherwise be required by a Form 8-K. The information contained or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this or any other report that we file or furnish to the SEC.

Q:
Has our Board of Directors adopted corporate governance guidelines?

A:
Our Board of Directors has adopted Corporate Governance Guidelines that describe, among other matters, the role of the Board of Directors, Board of Directors composition and selection, independence standards and other Director qualifications, selection of the chairman and chief executive officer, our majority voting standard, committees of the Board of Directors, meetings of the Board of Directors, Director responsibilities, Director compensation, annual performance evaluations, succession planning, and the process for stockholders or other interested parties to communicate with our Board of Directors. A copy of the Corporate Governance Guidelines, as amended from time to time, can be found on our website at www.joesjeans.com under our Investor Relations heading.

Q:
What is our Board of Directors' role in risk management and oversight?

A:
Our Board of Directors oversees our risks in an enterprise wide approach to understand our material enterprise risks, including operational, financial, strategic, compliance and reputational risks. First, we have a fully independent Audit Committee that is primarily responsible for reviewing with management our major risk exposures and our risk assessment and risk management programs, including our financial risks. Our Audit Committee meets on a quarterly basis and as needed with management, internal auditors and our internal audit consultants to review and discuss these matters. In addition, at the invitation of the Audit Committee, other members of the Board of Directors and management team are also present at these meetings to participate in the discussion on our most significant risks and exposure to risks and the evaluation of these matters to ensure consensus and mutual understanding between our Board of Directors and management. Finally, each of our committees considers their own particular set of risks associated with its responsibilities.

Q:
What is the leadership structure of our Board of Directors?

A:
Our Board of Directors is led by our Chairman of the Board and our company is led by our President and CEO. In accordance with our Corporate Governance Guidelines, our Board of Directors believes that whether to have the same person occupy the offices of Chairman and CEO should be decided by the Board of Directors, from time to time, in its business judgment after considering relevant circumstances. We currently separate the offices of Chairman and CEO: our Chairman is currently Mr. Sam Furrow and our President and CEO is currently Mr. Marc Crossman. We believe that separating the role of Chairman and CEO promotes balance between the oversight function of the Board of Directors and our operational and strategic direction undertaken by our CEO. We believe that this separation also balances the leadership in the boardroom and at the company in its day to day operational activities. Our Board of Directors also believes that this issue is part of the succession planning process. Our Board of Directors will periodically make a determination as to the appropriateness of this policy in connection with the recruitment and succession of the Chairman and/or CEO. In addition, all of our committees have separate committee chairpersons that act as the presiding chair at the particular committee meetings. All of our committees are comprised of independent members. Also, all members are free to request items for inclusion on the agenda at meetings, as well as have an opportunity to bring up any items of discussion at any time among the Board of Directors or with management.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the director nominees listed above.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE SEVENTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON
STOCK

        Our Board of Directors has approved and recommends the adoption of an amendment to our Seventh Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance by 20 million from 100 million to 120 million. The increase in the number of authorized shares of common stock available for issuance is necessary to provide us with a sufficient reserve of shares of common stock to permit the issuance of common stock upon conversion of the Buyer Notes issued in connection with our acquisition of Hudson and to continue to have common stock available for other general corporate purposes on an ongoing basis, including the proposed increase in shares reserved under the Amended and Restated 2004 Stock Incentive Plan. We are asking our common stockholders to consider and approve the amendment to our Seventh Amended and Restated Certificate of Incorporation. Currently, we have 100 million shares of our common stock and 5 million shares of our preferred stock authorized for issuance. In the event of approval of this amendment, our authorized shares of common stock would be increased by 20 million to 120 million. Our authorized shares of preferred stock will remain the same. If this proposal is approved, the additional shares would be part of the existing class of common stock and if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. As of February 24, 2014, we had 69,059,632 shares of common stock issued and 68,647,337 shares of common stock outstanding.

Q:
Why do we need to increase the number of authorized shares of common stock available for issuance by twenty million?

A:
The number of authorized shares of common stock available for issuance under our Seventh Amended and Restated Certificate of Incorporation is currently set at 100 million shares. As of February 24, 2014, we had 69,171,443 shares of common stock issued and outstanding, including treasury shares. As of February 24, 2014, we had 19,742,098 shares of common stock reserved for future issuance, including (i) 775,000 shares of common stock issuable upon the exercise of stock options granted under the incentive plans; (ii) 1,839,719 shares of common stock issuable upon the vesting of RSUs; (iii) an aggregate of 3,544,756 shares of common stock available for future issuance under the Amended and Restated 2004 Stock Incentive Plan; and (iv) 13,628,159 shares of common stock issuable upon conversion of the Buyer Notes (subject to Exchange Cap). If Proposal 4 is approved, the shares of common stock available for future issuance under the Amended and Restated 2004 Stock Incentive Plan will increase to 8,544,756 shares.

  Until our stockholders approve Proposal 3, the Buyer Notes may not be converted into shares of our common stock in excess of the Exchange Cap, which as of the issuance date of the Buyer Notes was 13,628,159 shares of common stock. Upon the approval of Proposal 3, each of the Buyer Notes, including the PIK Notes, would be convertible, subject to certain conditions, including our election to convert such notes into common stock or cash, in whole but not in part, at a conversion price of $1.78 per share, subject to certain adjustments that are typical for convertible notes of this type, into approximately 18.4 million shares of common stock. In addition, as described above in "Questions and Answers about the Proxy Material and the Annual Meeting" under the question "What are the terms of the Buyer Notes?", we will issue additional Buyer Notes as PIK Interest from time to time, which will increase the number of shares issuable upon conversion of the Buyer Notes.

  Below is a table that calculates the current shares available for future issuance based on current uses of the authorized shares of the common stock as of February 24, 2014.

Shares of common stock (in thousands)
Authorized shares of common stock	100,000
Issued and outstanding shares of common stock	(69,171)
Reserved shares of common stock:
Stock options	(775)
RSU	(1,840)
Future issuances under the Amended and Restated 2004 Stock Incentive Plan	(3,545)
Shares issuable upon conversion of the Buyer Notes (subject to Exchange Cap)	(13,628)

Shares available for future issuances	11,041

  Below is a table that calculates the current shares available for future issuance based on current uses of the authorized shares of the common stock as of February 24, 2014, assuming that Proposals 2, 3 and 4 are approved.

Shares of common stock in thousands
Authorized shares of common stock	120,000
Issued and outstanding shares of common stock	(69,171)
Reserved shares of common stock:
Stock options	(775)
RSU	(1,840)
Future issuances under the Amended and Restated 2004 Stock Incentive Plan	(8,545)
Shares issuable upon conversion of the Buyer Notes	(18,350)

Shares available for future issuances	21,319 (1)

(1)
If Proposal 2 is not approved, but Proposals 3 and 4 are approved, we would have approximately 1.3 million shares available for future issuance.

  Our Board of Directors has concluded that increasing the number of authorized shares of common stock available for issuance by 20 million is necessary and in the best interest of Joe's and its stockholders and will sufficiently offset the shares of common stock issuable upon conversion of the Buyer Notes (including future issuances of PIK Notes) and will provide us with flexibility to continue to issue additional shares of common stock in the ordinary course of business for general corporate purposes that may be identified from time to time, such as financings, acquisitions, strategic business relationships, stock dividends, including stock splits in the form of stock dividends, or issuances under our benefit plans. Except as otherwise disclosed in this proxy statement, Joe's has no present commitment, plan or intent to issue any of the additional shares of common stock provided for in this Proposal 2.

Q:
Will the approval of Proposal 2 be dilutive to existing holders of common stock or have an anti-takeover effect?

A:
Approval of Proposal 2 may be dilutive to existing stockholders because such approval will increase the number of authorized shares of common stock available for issuance by 20 million. The issuance of up to 20 million additional shares of common stock would result in a reduction of the percentage of ownership interest held by our existing stockholders. Also, the addition of a substantial number of shares of our common stock into the market or the registration of any other securities may significantly and negatively affect the prevailing market price for our common stock.

  Although we have not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of us or could be issued to persons allied with the Board of Directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if Proposal 2 is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board of Directors or management.

  In addition to the proposed amendment to our Seventh Amended and Restated Certificate of Incorporation, existing provisions of our governing documents, including, among other provisions, the ability of the Board of Directors to designate the terms of and issue preferred stock without stockholder approval, and applicable provisions of Delaware law may also have anti-takeover effects, making it more difficult for or preventing a third-party from acquiring control of us or changing our Board of Directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in control of us or in our management.

Q:
Why is the Board of Directors recommending Proposal 2?

A:
Our Board of Directors has concluded that the amendment to our Seventh Amended and Restated Certificate of Incorporation is in our best interest and the interest of our common stockholders. Our Board of Directors believes that the proposed amendment to our Seventh Amended and Restated Certificate of Incorporation is necessary to provide us with a sufficient reserve of shares of common stock to permit the issuance of common stock upon conversion of the Buyer Notes issued in connection with our acquisition of Hudson, provide us with a sufficient reserve of shares of common stock to permit the issuance of additional common stock related to the proposed increase in shares reserved under the Amended and Restated Plan, and to continue to have common stock available for other general corporate purposes on an ongoing basis, as more fully discussed above. A description of the Buyer Notes is included above in "Questions and Answers about the Proxy Material and the Annual Meeting" under the question "What are the terms of the Buyer Notes?"

Q:
How will the Seventh Amended and Restated Certificate of Incorporation be amended?

A:
If this Proposal 2 is approved and the amendment to the Seventh Amended and Restated Certificate of Incorporation becomes effective, the first paragraph of Article Fourth of the Seventh Amended and Restated Certificate of Incorporation, which sets forth our presently authorized capital stock, will be amended to replace the provision regarding our authorized capital stock as set forth below.

  "FOURTH: (a) The total number of shares of capital stock that the Corporation shall be authorized to issue is 125,000,000 divided into two classes as follows: (i) one hundred twenty million (120,000,000) shares of common stock having a par value of $.10 per share ("Common Stock"), and (ii) five million (5,000,000) shares of serial preferred stock in series having a par value of $.10 per share (the "Preferred Stock")."

Q:
If Proposal 2 is approved, when will the Seventh Amended and Restated Certificate of Incorporation be amended?

A:
The amendment to the Seventh Amended and Restated Certificate of Incorporation will become effective immediately upon the filing of a Certificate of Amendment to our Seventh Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the annual meeting. If Proposal 2 is not approved by our stockholders, the number of authorized shares of common stock will remain unchanged.

Q:
What are the interests of Directors and Executive Officers in the matters being voted upon?

A:
Our director and CEO of our Hudson subsidiary, Mr. Peter Kim, currently holds approximately $14.3 million in aggregate principal amount of Buyer Notes, including PIK Notes, which were issued as consideration for his equity interests in Hudson. If the stockholders approve Proposals 1 and 2, Mr. Kim's notes would be convertible, subject to certain conditions, including our election to convert his notes into common stock rather than cash or a combination of cash and stock, into approximately 8.0 million shares of common stock. Mr. Kim is also a party to the Registration Rights Agreement, described above in "Questions and Answers about the Proxy Material and the Annual Meeting" under the question "What are the terms of the Buyer Notes?"

Q:
What is the vote required to approve Proposal 2?

A:
Proposal 2 requires the affirmative "FOR" vote of a majority of our issued and outstanding common stock. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of this proposal.

Q:
What if our stockholders do not approve Proposal 2?

A:
If Proposal 2 is not approved by our stockholders at the annual meeting, we may not have sufficient authorized shares of common stock available to issue common stock upon the conversion of the Buyer Notes, if we have already issued such shares for general corporate purposes or if we deem it necessary to keep those shares for future general corporate purposes in the ordinary course of business. When the holders of the Buyer Notes elect to convert their notes, such notes are convertible, in our discretion, into common stock, cash, or a combination of common stock and cash. If we did not have sufficient shares of common stock reserved for issuance, or if we deem it necessary to keep those shares for future general corporate purposes in the ordinary course of business, all conversion requests would be paid at our election in cash or a combination of cash and stock up to the amount of shares we could issue under our current Seventh Amended and Restated Certificate of Incorporation (and the Exchange Cap, to the extent applicable). If we did not have sufficient cash on hand, we would have to seek additional financing. Our ability to obtain financing on reasonable terms will depend on our future operating performance and financial results, and will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. See also "Questions and Answers about the Proxy Materials and the Annual Meeting" under the questions "Did Joe's incur indebtedness in connection with the Acquisition and will the outcome of the votes on Proposals 2 and 3 impact Joe's need for additional indebtedness?"

Q:
What if our stockholders approve Proposal 2, but do not approve Proposal 3?

A:
If Proposal 2 is approved by our stockholders, but Proposal 3 is not approved, the number of authorized shares of common stock available for issuance will increase by 20 million, however, the Buyer Notes will remain subject to the Exchange Cap. A description of the impact of the failure to approve Proposal 3 is included below under the heading "What if our stockholders do not approve

  Proposal 3?" In the event Proposal 2 is approved but Proposal 3 is not approved, we agreed to use our reasonable best efforts to obtain stockholder approval of the proposal at each stockholders meeting thereafter until so obtained.

Q:
How does the Board of Directors recommend I vote?

A:
The Board of Directors unanimously recommends that you vote "FOR" the amendment to our Seventh Amended and Restated Certificate of Incorporation.

 PROPOSAL 3

APPROVAL, UNDER APPLICABLE NASDAQ LISTING RULES, THE ISSUANCE OF
COMMON STOCK UPON CONVERSION OF THE BUYER NOTES

Q:
Why are we seeking stockholder approval of Proposal 3?

A:
Our common stock is listed on the NASDAQ Global Market and, as a result, we are subject to the NASDAQ's Listing Rules. The potential issuance of the shares of our common stock upon conversion of the Buyer Notes may implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on the NASDAQ Global Market, including the following:

•
NASDAQ Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

•
NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a "change of control" of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership would be the largest ownership position of the issuer).

  Assuming we elect to convert all of the Buyer Notes into shares of common stock, the issuance of common stock upon the conversion of certain Buyer Notes may be deemed to result in a group of certain holders of Buyer Notes acquiring more than 20% of our shares of common stock. Accordingly, we are seeking the stockholders approval on any "change in control" as used in Rule 5635(b) in the event that the potential issuance of our common stock upon conversion of the Buyer Notes as proposed as in Proposal 3 would be deemed to be a "change in control" for purposes of Rule 5635(b). Stockholders should note that a "change of control" as described under Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a "change of control" for purposes of Delaware law, our organizational documents, or any other purpose.

  In order to comply with applicable NASDAQ Listing Rules, the Buyer Notes were issued with limited conversion rights. Until our stockholders approve Proposal 3, the Buyer Notes may not be converted into shares of our common stock in excess of the Exchange Cap, which as of the issuance date of the Buyer Notes was 13,628,159 shares of common stock.

  Pursuant to the terms of the Buyer Notes, we have agreed to seek stockholder approval, under applicable NASDAQ Listing Rules, of the issuance of the common stock upon conversion of the Buyer Notes.

  We seek your approval of Proposal 3 in order to comply with the applicable NASDAQ Listing Rules and to satisfy our obligations under the Buyer Notes.

  A description of the Buyer Notes is included above in "Questions and Answers about the Proxy Materials and the Annual Meeting" under the question "What are the terms of the Buyer Notes?" Information on the availability of historical financial statements of Hudson and pro forma condensed combined financial statements of our Company together with Hudson as of and for the nine months ended August 31, 2013 and for the fiscal year ended November 30, 2012 is included above under the heading "Where can I find more financial and other information regarding the Acquisition?"

Q:
Will the approval of Proposal 3 be dilutive to existing holders of common stock?

A:
The Buyer Notes currently contain a limitation on the maximum number of shares of common stock issuable upon conversion of the Buyer Notes, referred to as the Exchange Cap, such that absent stockholder approval of Proposal 3, the Buyer Notes may not be converted into shares of our common stock in excess of the Exchange Cap, which as of the issuance date of the Buyer Notes was 13,628,159 shares of common stock, which represents approximately 19.99% of the common stock outstanding immediately prior to the issuance of the Buyer Notes. Approval of Proposal 3 may be dilutive to existing stockholders because such approval would allow the Buyer Notes to be converted into shares of common stock in excess of the Exchange Cap, in our discretion, which could result in additional shares being issuable upon conversion of the Buyer Notes. If Proposal 3 is approved, the currently outstanding Buyer Notes, including PIK Notes, when such notes become eligible for conversion, would be convertible, subject to certain conditions, including our election to convert such notes into common stock or cash, into approximately 18.4 million shares of common stock at the current conversion price of $1.78 per share, which represents an increase of approximately 4.8 million shares of common stock above the current Exchange Cap of approximately 13.6 million shares of common stock. Issuing such additional shares of common stock would result in a reduction of the percentage of ownership interest held by our existing stockholders. Also, the addition of a substantial number of shares of our common stock into the market or the registration of any other securities may significantly and negatively affect the prevailing market price for our common stock.

  The actual number of shares of common stock that will be issuable upon conversion of a Buyer Notes will not be known until such conversion occurs and may be in excess of the Exchange Cap. As described more fully above in "Questions and Answers about the Proxy Materials and the Annual Meeting" under the question "What are the terms of the Buyer Notes?", (i) interest on the Buyer Notes is payable under certain circumstances in the form of additional Buyer Notes, referred to as PIK Notes, that will also be convertible into shares common stock and (ii) the conversion price of the Buyer Notes, which is currently $1.78 per share, is subject to certain adjustments that are typical for convertible notes of this type and such adjustments may increase the number of shares of common stock issuable upon conversion of the Buyer Notes. Any additional PIK Notes issued from time to time or decrease in the conversion price of the Buyer Notes, would increase the number of shares of common stock due upon conversion of Buyer Notes.

Q:
Why is the Board of Directors recommending Proposal 3?

A:
Our Board of Directors has concluded that approving the issuance of our common stock upon conversion of the Buyer Notes is in our best interest and the interest of our common stockholders. Our Board of Directors believes that approval of Proposal 3 is necessary to provide us with the flexibility to issue shares of common stock, in excess of the Exchange Cap, at our election, upon conversion of the Buyer Notes. A description of the Buyer Notes is included above in "Questions and Answers about the Proxy Materials and the Annual Meeting" under the question "What are the terms of the Buyer Notes?"

Q:
What are the interests of Directors and Executive Officers in the matters being voted upon?

A:
Mr. Kim, our Director and CEO of Hudson, currently holds approximately $14.3 million in aggregate principal amount of Buyer Notes, including PIK Notes, which were issued as consideration for his equity interests in Hudson. If the stockholders approve Proposals 1 and 2,

  Mr. Kim's notes would be convertible, subject to certain conditions, including our election to convert his notes into common stock rather than cash, into approximately 8.0 million shares of common stock. Mr. Kim is also a party to the Registration Rights Agreement, described above in "Questions and Answers about the Proxy Materials and the Annual Meeting" under the question "What are the terms of the Buyer Notes?"

Q:
What is the vote required to approve Proposal 3?

A:
Pursuant to Delaware corporate law, in order to approve Proposal 3, the affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of this proposal. In addition, in order to satisfy NASDAQ's shareholder approval requirement, a majority of the total votes cast on the proposal must be voted in favor of the proposal.

Q:
What if our stockholders do not approve Proposal 3?

A:
If Proposal 3 is not approved by our stockholders at the annual meeting in accordance with the NASDAQ Listing Rules, the Buyer Notes will remain subject to the Exchange Cap, which limits the total number of shares of common stock that may be issued to 19.99% of the common stock outstanding prior to the issuance of the Buyer Notes. When the holders of the Buyer Notes elect to convert their notes, such notes are convertible, in our discretion, into common stock, cash or a combination of common stock and cash, provided that the total number of shares of common stock issued may not exceed the Exchange Cap. Once we have issued shares of common stock up to Exchange Cap, all conversion requests would have to be paid in cash. If we did not have sufficient cash on hand, we would have to seek additional financing. Our ability to obtain financing on reasonable terms will depend on our future operating performance and financial results, and will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. See also "Questions and Answers about the Proxy Materials and the Annual Meeting" under the questions "Did Joe's incur indebtedness in connection with the Acquisition and will the outcome of the votes on Proposals 2 and 3 impact Joe's need for additional indebtedness?"

  In the event Proposal 3 is not approved by our stockholders at the annual meeting, we agreed to use our reasonable best efforts to obtain stockholder approval of the proposal at each stockholders meeting thereafter until so obtained.

Q:
What if our stockholders approve Proposal 3, but do not approve Proposal 2?

A:
If Proposal 3 is approved by our stockholders, but Proposal 2 is not approved, the Buyer Notes will no longer be subject to the Exchange Cap, however, we may not have sufficient authorized shares of common stock available to issue common stock upon the conversion of the Buyer Notes, if we have already issued such shares for general corporate purposes or if we deem it necessary to keep those shares for future general corporate purposes in the ordinary course of business. A description of the impact of the failure to approve Proposal 2 is included above under the heading "What if our stockholders do not approve Proposal 2?" In the event Proposal 3 is approved, but Proposal 2 is not approved, we intend to seek stockholder approval of the Proposal 2 at each stockholders meeting thereafter until so obtained. See also "Questions and Answers about the Proxy Materials and the Annual Meeting" under the questions "Did Joe's incur indebtedness in connection with the Acquisition and will the outcome of the votes on Proposals 2 and 3 impact Joe's need for additional indebtedness?"

Q:
How does the Board of Directors recommend I vote?

A:
The Board of Directors unanimously recommends that you vote "FOR" the approval of the issuance of common stock upon conversion of the Buyer Notes.

PROPOSAL 4

        On April 7, 2004, our Board of Directors adopted the 2004 Stock Incentive Plan. Our common stockholders approved the 2004 Stock Incentive Plan at the annual meeting of stockholders on June 3, 2004 and approved an amendment to our 2004 Stock Incentive Plan on each of June 9, 2005, October 11, 2007 and October 8, 2009 to increase in the reservation of the total shares available for issuance to 12,265,172 shares of common stock. On September 7, 2011, our Board of Directors adopted the Amended and Restated 2004 Stock Incentive Plan (the "Restated Stock Plan"), which was updated with respect to certain provisions and changes in the tax code since its original adoption, as well as to set the total shares available for issuance under the plan to 6,825,000. Our common stockholders approved the Restated Stock Plan at the annual meeting of stockholders on October 26, 2011. We now wish to further amend the Restated Stock Plan to increase the total shares of common stock available for issuance under the plan by 5,000,000 shares of common stock to 11,825,000 (the "Proposed Amendment").

        Our Restated Stock Plan provides for an award of options, whether nonqualified or incentive, restricted common stock, restricted common stock units, or RSUs, performance awards (which may be in the form of performance shares, performance share units or cash performance awards), purchases, share awards, stock appreciation rights or other awards based on the value of our common stock. The Restated Stock Plan permits the Compensation and Stock Option Committee to grant performance compensation awards, contingent upon pre-established performance goals to our executives. In order to qualify for deductibility under Section 162(m) of the Internal Revenue Code, or the Code, the Restated Stock Plan, including, without limitation, the performance goals for determining performance awards set forth in the plan, were approved by our common stockholders at the annual meeting on October 26, 2011. If the Proposed Amendment is not approved by our common stockholders at the upcoming annual meeting of stockholders on May 8, 2014, we can continue to make awards under the Restated Stock Plan, which will continue to be effective according to its terms (as in effect without the Proposed Amendment).

Q:
What is the vote required to approve Proposal 4?

A:
Pursuant to Delaware corporate law, in order to approve the Proposed Amendment, the affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of this proposal. In addition, in order to satisfy NASDAQ's shareholder approval requirement, a majority of the total votes cast on the proposal must be voted in favor of the proposal.

Q:
What happens if Proposal 4 is not approved?

A:
In the event that Proposal 4 is not approved in accordance with Delaware corporate law or the NASDAQ rules, then no change will be made to the reservation of shares under the Restated Stock Plan and the Restated Stock Plan will continue as in effect without the Proposed Amendment.

Q:
Why is the Board of Directors recommending this Proposal?

A:
Our Board of Directors has concluded that the adoption of the Proposed Amendment is in our best interest and the interest of our common stockholders. Our Board of Directors believes that the Proposed Amendment is necessary to provide us with a sufficient reserve of common stock for future awards of various types needed to attract, employ and retain employees, directors and consultants of outstanding ability for us, which now includes our Hudson subsidiary.

Q:
How would the Restated Stock Plan be amended if the Proposed Amendment is approved?

A:
If the Proposed Amendment is approved by our common stockholders, the Restated Stock Plan would be amended solely to set the total shares available for issuance under the plan at 11,825,000 shares of common stock.

  We currently have no specific plans, proposals or arrangements to issue any shares under the Restated Stock Plan or any of the additional shares that would become available if the Proposed Amendment is approved by our stockholders.

Q:
When would the Proposed Amendment become effective?

A:
If approved by our common stockholders, the Proposed Amendment will become effective upon approval. As soon as reasonably practicable thereafter, we intend to file a registration statement covering the offering of the additional shares underlying the Proposed Amendment with the SEC pursuant to the Securities Act.

Q:
What is a general description of the principal terms of the Restated Stock Plan?

A:
A general description of the principal terms of the Restated Stock Plan is set forth below. However, this summary does not purport to be a complete description of all of the provisions of the Restated Stock Plan, a copy of which is attached to this proxy statement as Exhibit A.

        General.    The purpose of the Restated Stock Plan is to enhance our ability to attract and retain officers, directors, employees and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in us parallel to that of our stockholders. The Restated Stock Plan provides for the award of options, whether nonqualified or incentive, restricted common stock, RSUs, performance shares, performance share units, purchases, share awards, stock appreciation rights and other awards based on the value of our common stock to our officers, employees, directors and consultants, as well as those officers, employees, directors and consultants of our subsidiaries or affiliates.

        Effective Date.    The Restated Stock Plan will become effective on the date that it is approved by our stockholders in accordance with this Proposal 4.

        Number of Shares.    Subject to adjustment for certain corporate events, the total number of shares of common stock which are available for the grant of awards under the Restated Stock Plan cannot exceed 6,825,000 shares of common stock (11,825,000 shares if the Proposed Amendment is approved by our stockholders); provided, that, for purposes of this limitation, any common stock subject to an option which is canceled or expires without exercise will again become available for award under the Restated Stock Plan. Upon forfeiture of awards in accordance with the provisions of the Restated Stock Plan and the terms and conditions of the award, such shares will again be available for subsequent awards under the Restated Stock Plan. Subject to adjustment, no employee will be granted, during any one (1) year period, options to purchase more than 1,250,000 shares of common stock, and the number of shares of common stock subject to any awards other than options or stock appreciation rights will not exceed 1,250,000 shares of common stock. All shares of common stock reserved for issuance under the Restated Stock Plan may be used for grants of "incentive stock options," as described below, Common stock available for issue or distribution under the Restated Stock Plan will be authorized and unissued shares or shares reacquired by us in any manner.

        Administration.    The Compensation and Stock Option Committee of our Board of Directors administers the Restated Stock Plan. The Compensation and Stock Option Committee is currently comprised of Messrs. Hoffman and Savage and Ms. Calabrese. All members of the Compensation and Stock Option Committee are non-employee directors within the meaning of Rule 16b-3 as promulgated under Section 16 of the Exchange Act, as amended, are also outside directors within the meaning of Section 162(m) of the Code are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The Compensation and Stock Option Committee has the power to (i) approve the selection of participants, (ii) determine the type of stock awards to be made to participants, (iii) determine the number of shares of common stock subject to awards, (iv) determine the terms and conditions of any awards granted there under (including, but not limited to, any restriction and forfeiture conditions on such awards) and (v) interpret the Restated Stock Plan, to establish, amend, and rescind any rules and regulations relating to the Restated Stock Plan, to determine the terms and provisions of any agreements entered into thereunder, and to make all other determinations necessary or advisable for the administration of the Restated Stock Plan.

        Eligibility.    Employees, officers, directors and consultants of us and our subsidiaries or affiliates selected by the Compensation and Stock Option Committee are eligible to receive grants of awards under the Restated Stock Plan. As of February 24, 2014, there were approximately 566 employees, four executive officers and five directors eligible to participate in the Restated Stock Plan.

        Awards.    Awards under the Restated Stock Plan may consist of options, restricted common stock, RSUs, performance awards (which may be in the form of performance shares, performance share units or cash performance awards), stock purchases, share awards, stock appreciation rights or other share awards based on the value of our common stock.

        (1)    Options.    Both "nonqualified stock options", or Nonqualified Stock Options, and "incentive stock options", or ISOs, may be granted under the Restated Stock Plan, which we will collectively refer to as Options. The terms of any such Option will be set forth in an option agreement and will be consistent with the following:

          Exercise Price.     The exercise price per share of the shares of our common stock to be purchased pursuant to any Option will be fixed by the Compensation and Stock Option Committee at the time such Option is granted. In no event will the exercise price for ISOs be less than the fair market value of a share on the day on which the ISO is granted; provided, however, that in the case of ISOs granted to 10% shareholders, the price per share shall not be less than 110% of the fair market value of a share on the day on which the ISO is granted. The Compensation and Stock Option Committee may also reduce the Option price of any outstanding Option either through a direct amendment to such Option or through a cancellation of such Option and immediate grant of a new Option with a lower Option price or in any other manner it deems appropriate.

          Option Term.     Subject to termination, the duration of each Option will be determined by the Compensation and Stock Option Committee, but may not exceed 10 years from the date of grant; provided, however, that in the case of ISOs granted to 10% shareholders, the term of such Option will not exceed 5 years from the date of grant. In the event of a participant's death (other than ISOs) Options that would otherwise remain exercisable following such death, will remain exercisable for one year following such death irrespective of the terms of the Option.

          Vesting.     An Option will vest and become exercisable at a rate determined by the Compensation and Stock Option Committee on the date of grant.

        (2)    Restricted Awards.    The Restated Stock Plan permits the Compensation and Stock Option Committee to award restricted common stock under the Restated Stock Plan to eligible participants. The Compensation and Stock Option Committee may also award restricted common stock in the form of RSUs having a value equal to an identical number of shares of common stock. Payment of RSUs will be made in common stock or in cash or in a combination thereof (based upon the Fair Market Value (as defined in the Restated Stock Plan) of the common stock on the day the restricted period expires).

        (3)    Performance Compensation Awards.    The Compensation and Stock Option Committee has the authority, at the time of grant of any award under the Restated Stock Plan (other than Options and stock appreciation rights granted with an exercise price or grant price, as the case may be, equal to or greater than the fair market value per share of common stock on the date of grant), to designate such award as a performance compensation award in order to qualify the award as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee and Stock Option Committee has the authority to make an award of a cash bonus to any participant and designate the ward as a performance compensation award in order to qualify such Award as "performance-based compensation" under Section 162(m). The Compensation and Stock Option Committee will, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which participants will be eligible to receive performance compensation awards in respect of the performance period. However, designation of a participant eligible to receive an award for a performance period will not in any manner entitle the participant to receive payment in respect of any performance compensation award for the performance period. The determination as to whether or not the participant becomes entitled to payment in respect of any performance compensation award will be decided solely in accordance with the applicable provisions of the Restated Stock Plan. Performance compensation awards under the Restated Stock Plan will be subject to achievement of performance goals. Performance goals may be expressed in terms of one or more of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization, or EBITDA, funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in our attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax).

        Unless otherwise provided in the applicable award agreement, a participant must be employed on the last day of a performance period to be eligible for payment in respect of a performance compensation award for that performance period. A participant will be eligible to receive payment in respect of a performance compensation award only to the extent that: (a) the performance goals for such period are achieved; and (b) the performance formula as applied against such performance goals determines that all or some portion of such participant's performance compensation award has been earned for the performance period. Following the completion of a performance period, the Compensation and Stock Option Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period based upon the performance formula. The Compensation and Stock Option Committee will then determine the actual size of each participant's performance compensation award for the performance period and, in so doing, may generally apply negative discretion to eliminate or reduce the size of a performance compensation award, if and when it deems appropriate. However, the Compensation and Stock Option Committee will not have the discretion to (a) grant or provide payment in respect of performance compensation awards for a performance period if the performance goals for that performance period have not been attained; or (b) increase a performance compensation award above the maximum amount payable under the applicable provisions of the Restated Stock Plan. Performance compensation awards granted for a performance period will be paid to participants as soon as administratively practicable following completion of the certifications by the Compensation and Stock Option Committee.

        The maximum performance compensation award payable to any one participant under the Restated Stock Plan for a performance period is 6,825,000 shares of common stock (11,825,000 shares if the Proposed Amendment is approved by our stockholders) or, in the event the performance compensation award is paid in cash, the equivalent cash value thereof on the first or last day of the performance period to which the award relates, as determined by the Compensation and Stock Option

Committee. The maximum amount that can be paid in any calendar year to any participant pursuant to a performance-based cash bonus award is $4,000,000. Furthermore, any performance compensation award that has been deferred will not (between the date as of which the award is deferred and the payment date) increase (A) with respect to performance compensation award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Compensation and Stock Option Committee or (B) with respect to a performance compensation award that is payable in shares of common stock, by an amount greater than the appreciation of a share of common stock from the date the award is deferred to the payment date.

        (4)    Share Purchases.    The Compensation and Stock Option Committee may authorize eligible individuals to purchase common stock at price equal to, below or above the fair market value of the common stock at the time of grant.

        (5)    Share Awards.    Subject to such performance and employment conditions as the Compensation and Stock Option Committee may determine, awards of common stock or awards based on the value of the common stock may be granted either alone or in addition to other awards granted under the Restated Stock Plan.

        (6)    Stock Appreciation Rights.    The Compensation and Stock Option Committee may, either alone or in connection with the grant of another award grant stock appreciation rights, the terms of which will be set forth in an agreement.

        Market Value of our Common Stock Underlying Outstanding Options.    As of February 24, 2014, the approximate market value of our common stock underlying outstanding options to be issued was $3,425,000 based upon 775,000 options granted to employees, officers and directors that have not yet been exercised and 1,840,000 shares of restricted stock or restricted stock units not yet vested under the Restated Stock Plan. For further information regarding shares authorized for issuance under our equity compensation plans, please see below under "Equity Compensation Plan Information."

        Change in Control.    Unless otherwise provided in an award agreement, upon the occurrence of a "Change in Control" (as defined in the Restated Stock Plan), all options and stock appreciation rights will automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any common stock awards, restricted common stock, RSUs, performance shares or performance share units granted will automatically lapse.

        Adjustments.    The Restated Stock Plan provides that in the event of certain corporate events or changes in the common stock, awards and the number of shares under the Restated Stock Plan may be adjusted to reflect such event.

        Amendment and Termination.    In general, the Restated Stock Plan will expire on October 26, 2021 (except as to awards outstanding on that date). The Board of Directors may terminate or amend the Restated Stock Plan in any respect at any time, except that, no amendment will be made without our common stockholder approval, if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and, no amendment will be made that would adversely affect the rights of a participant without such participant's written consent, except as provided under Adjustments.

Q:
What are the federal income tax consequences of options granted under the Restated Stock Plan under the federal tax laws currently in effect?

A:
The following is a summary of the material federal tax consequences of receiving options in the Restated Stock Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he works and/or resides. This summary is for general information purposes only and is not tax advice.

        Section 162(m) Limitation.    Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee's remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to stock options is included within the $1,000,000 limitation. However, to the extent that certain procedural requirements are met (e.g., the Restated Stock Plan is approved by our common stockholders, grants are made by the Compensation and Stock Option Committee, the exercise price is equal to the fair market value of the underlying shares upon grant, etc.), gain from the exercise of stock options should not be subject to the $1,000,000 limitation. We have attempted to structure the Restated Stock Plan in such a manner that the remuneration attributable to the stock options will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

        Non-Qualified Stock Options.    An individual receiving a non-qualified stock option should not recognize taxable income at the time of grant. A participant should generally recognize ordinary compensation income in an amount equal to the excess, if any, in the fair market value of the option shares on exercise of the non-qualified stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) and discussed above, we are entitled to deduct from our taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

        Incentive Stock Options.    An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. We are not entitled to any deduction on account of the grant of the incentive stock options or the participant's exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Section 162(m) and discussed above, in general, we should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

        Section 280G of the Code.    Under certain circumstances, the accelerated vesting or settlement of awards in connection with a change in control may be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

        Section 409A of the Code.    In general, awards under the Restated Stock Plan are intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, which governs the payment of non-qualified deferred compensation. To the extent that the Restated Stock Plan or awards under the Restated Stock Plan fail to comply with the requirements of Section 409A of the Code, participants may be subject to a 20% additional tax and premium interest on payments.

Q:
What would the Restated Stock Plan benefits have been if the Proposed Amendment had been in effect for the fiscal 2013 year?

A:
If the Proposed Amendment had been in effect for the fiscal 2013 year, the amounts that would have been payable for such year under the Restated Stock Plan to each of (a) our executive officers named in the Summary Compensation Table herein, (b) our executive officers as a group, and (c) our employees who are not executive officers as a group are not currently determinable.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the approval of the Proposed Amendment.

PROPOSAL 5

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        As required by Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder approval on an advisory, non-binding basis of the compensation of our Named Executive Officers as disclosed in the section of this proxy statement titled "Executive Officer Compensation." In this Proposal 5, stockholders are being asked to vote on the following advisory resolution:

          "RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2014 Annual Meeting of Stockholders."

        Stockholders are urged to carefully read the "Executive Officer Compensation" section of this Proxy Statement, which discusses our compensation policies and procedures, including our compensation philosophy, and to refer to the related executive compensation tables. In addition to a fixed amount of base salary, the compensation of our Named Executive Officers is based on a design that ties an executive's additional compensation to our attainment of financial and other performance measures that, our Board of Directors believes, promote the creation of long-term stockholder value and position our company for long-term success. As disclosed in the Executive Officer Compensation section, the mix of fixed- and performance-based compensation, as well as the terms of restricted stock awards, are designed to enable our company to attract and maintain top talent while, at the same time, creating a relationship between our company's performance and overall stockholder return and the Named Executive Officers' compensation. Our Compensation Committee and Board of Directors believe that the design of the program, and hence the compensation awarded to Named Executive Officers under the current program, fulfills this objective.

        Although the vote is advisory and non-binding, our Board of Directors and Compensation Committee value the opinions that our stockholders express in their votes and will consider the voting results in connection with their ongoing evaluation of our compensation program.

Q:
What is the vote required to approve Proposal 5?

A:
The affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory, non-binding basis of the compensation of our Named Executive Officers.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the advisory, non-binding resolution approving the compensation of our Named Executive Officers.

 PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has appointed Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for the fiscal year ending November 30, 2014, subject to ratification by our common stockholders at our annual meeting. Representatives of E&Y will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Q:
What is the vote required to approve Proposal 6?

A:
The affirmative "FOR" vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required to ratify the selection of E&Y as our independent registered public accounting firm for the year ending November 30, 2014. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of E&Y.

Q:
Why are we seeking ratification of the selection of E&Y as our independent registered public accounting firm for the fiscal year ending November 30, 2014?

A:
We are seeking ratification of the selection of E&Y as our independent registered public accounting firm for the fiscal year ending November 30, 2014, primarily as a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain E&Y. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interest of our stockholders.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends a vote "FOR" the ratification and approval of the selection of E&Y to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2014.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information as of February 24, 2014 concerning beneficial ownership, as that term is defined in Rule 13d-3 of the Exchange Act, of common stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and nominees for election as a director, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective common stockholders, directors and executive officers, and, unless otherwise indicated, each of our common stockholders has sole voting and investment power with respect to the shares beneficially owned.

        Unless indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Pursuant to the rules of the SEC, certain shares of our common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof (pursuant to the exercise of options or warrants for the purchase of shares of common stock) are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 68,647,337 shares outstanding (excluding treasury shares) as of February 24, 2014. The address for the officers and directors is our corporate office located at 2340 South Eastern Avenue, Commerce, California, 90040.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock
Marc B. Crossman	2,359,730	(1)	3.43%
Chief Executive Officer, President and Director
Hamish Sandhu	234,431		*
Chief Financial Officer
Joseph M. Dahan	11,874,212		17.30%
Creative Director and Director
Peter Kim	0		*
CEO of Hudson Subsidiary and Director
Samuel J. (Sam) Furrow	1,052,123	(2)	1.53%
Chairman of Board of Directors
Joanne Calabrese	91,325		*
Director
Kelly Hoffman	50,000	(3)	*
Director
Suhail R. Rizvi	192,830	(4)	*
Director
Kent Savage	345,526	(5)	*
Director
Tom O'Riordan	0		*
Former Director
Mill Road Capital II, L.P.	3,506,885	(6)	5.1%

All directors and executive officers, as a group (9 persons)	16,200,177		23.43%

*
Represents beneficial ownership of less than 1%.

(1)
Includes: (i) 2,109,730 shares held for Mr. Crossman's personal account, including: (a) 223,594 shares of restricted common stock which vests on February 16, 2015; (b) 280,588 shares of restricted common stock which vest ratably as follows: one-half on December 17, 2014 and one-half on December 17, 2015; (ii) 50,000 shares held for the accounts in trust for Mr. Crossman's minor children, for which Mr. Crossman's father is the trustee; and (iii) 200,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Crossman's personal account. Mr. Crossman disclaims beneficial ownership of shares held for the accounts in trust for his minor children. Mr. Crossman has pledged under the terms of certain loan agreements an aggregate of 1,200,000 shares of common stock held in his personal account.

(2)
Includes: (i) 986,823 shares held for the personal account of Mr. Furrow; (ii) 15,300 shares held for the account of Mr. Furrow's spouse; and (iii) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options. Mr. Furrow disclaims beneficial ownership of shares held for the account of his spouse. Mr. Furrow has pledged under the terms of certain loan agreements and lines of credit an aggregate of 900,141 shares of common stock held in his personal account.

(3)
Includes 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Hoffman's personal account.

(4)
Includes 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Rizvi's personal account.

(5)
Includes: (i) 10,250 shares held for the account of Savage Interests LP, a limited partnership which Mr. Savage and his spouse are limited partners; and (ii) 150,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Savage's personal account. Mr. Savage disclaims beneficial ownership of such shares held for the account of Savage Interests LP.

(6)
This information is based solely upon the Schedule 13D filed with the SEC on February 10, 2014. Thomas E. Lynch and Scott P. Sharfman, may be deemed to have shared authority to vote and dispose of the shares held for Mill Road Capital II, L.P.'s account. Mill Road Capital II GP LLC and Mill Road Capital II, L.P. may be deemed to have sole authority to vote and dispose of the shares held for Mill Road Capital II, L.P.'s account. The address of the beneficial owners is 382 Greenwich Avenue, Suite One, Greenwich, CT 06830.

EXECUTIVE OFFICERS

Executive Officers

        Our executive officers and age and position as of February 24, 2014 are as follows:

Name	Age	Position
Marc B. Crossman	42	Chief Executive Officer, President and Director
Hamish Sandhu	51	Chief Financial Officer
Joe Dahan	46	Creative Director and Director
Peter Kim	43	Director and Chief Executive Officer of Hudson Clothing Holdings, Inc.

        Marc B. Crossman has served as our Chief Executive Officer since January 2006, our President since September 2004 and a member of our Board of Directors since January 1999. From March 2003 until August 2007, Mr. Crossman served as our Chief Financial Officer. From January 1999 until March 2003, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc., New York City, New York. From September 1997 until January 1999, Mr. Crossman served as a Vice President and Equity Analyst with CIBC Oppenheimer Corporation. Mr. Crossman received his B.S. degree in Mathematics from Vanderbilt University.

        Hamish Sandhu has served as our Chief Financial Officer since August 2007. From January 2006 until August 2007, Mr. Sandhu was Chief Financial Officer of California Tan, Inc., a consumer products company manufacturing and marketing lotion and equipment to the indoor tanning industry. From September 2001 until December 2005, Mr. Sandhu was Chief Financial Officer of Ancra International LLC, a manufacturer of aircraft cargo systems and trucking restraint products. Prior to that, Mr. Sandhu held various Chief Financial and Corporate Controller positions at other manufacturing and distribution based companies. Mr. Sandhu began his career at Deloitte & Touche LLP as a certified public accountant. Mr. Sandhu has a B.A. degree in Economics and Accounting from Australian National University and holds a Certified Public Accountant's license.

        Joe Dahan has served as the president and head designer for our Joe's Jeans Subsidiary, Inc. since its formation in February 2001 and as our Creative Director and member of our Board of Directors since October 2007. Mr. Dahan is responsible for the design, development and marketing of Joe's products. From 1996 until 2001, Mr. Dahan was the head designer for Azteca, where he was responsible for the design, development and merchandising of product lines developed by Azteca. From 1989 until 1996, Mr. Dahan was engaged in the design and development of apparel products for a company of which he was an owner and operator.

        Peter Kim has served a member of our Board of Directors and the chief executive officer of our wholly owned subsidiary, Hudson Clothing Holdings, Inc., or Hudson, since our acquisition of Hudson on September 30, 2013. Mr. Kim is responsible for the operation of our Hudson subsidiary, a leading global designer and marketer of women's and men's premium branded denim apparel. Mr. Kim has been the Chief Executive Officer and member of the Board of Directors of Hudson since he founded it in 2002.

Other Significant Employees

        Elena Pickett (age 52) has served as our Senior Vice President of Sales since September 2005. From 2000 to 2005, Ms. Pickett served as the Director of Sales for wholesale apparel sales for Lucky Brand Jeans®, a division of Liz Claiborne Inc. From 1995 to 2000, Ms. Pickett served as the Sales Manager for the West Coast region for Just For Wraps, a junior apparel company based in Los Angeles. Prior to that, Ms. Pickett also held various sales positions at Pepe Clothing, including West Coast Sales Manager for women's denim.

Executive Officer Compensation

        This discussion of our executive officer compensation focuses on the following: (1) the objectives of the executive compensation policies and practices, (2) the objectives that the compensation program is designed to reward; (3) each element of compensation, (4) the rationale for each element of compensation, (5) the methodologies utilized by us in determining the amounts to pay for each element, and (6) how an element of compensation and our rationale for each element fit together within our overall compensation objectives. This discussion relates to our Principal Executive Officer, Principal Financial Officer, and our Creative Director, or collectively, our Named Executive Officers.

        For our fiscal year ended November 30, 2013, our Named Executive Officers include:

  •
  Marc B. Crossman, Chief Executive Officer and President

  •
  Hamish Sandhu, Chief Financial Officer

  •
  Joseph M. Dahan, Creative Director

  •
  Peter Kim, Chief Executive Officer of Hudson Subsidiary

Compensation Philosophy

        Our executive compensation program is designed to provide proper incentive to management to maximize performance in order to encourage creation of stockholder value and achievement of strategic corporate objectives, attract and retain qualified, skilled and dedicated executives on a long-term basis, reward past performance and provide incentives for future performance.

        In keeping with these objectives, our goal is to (1) align the interests of the executive officers with the interests of our stockholders, (2) ensure the long-term commitment of our management team, and (3) ensure accountability for both our overall performance and the individual's performance and contribution.

        In setting the level of cash and equity compensation, the Compensation Committee of our Board of Directors considers various factors, including our overall performance and the individual's performance during the year, the uniqueness and relative performance of the executive's skill set, the expected future contribution to us and competitive conditions. In addition, the Compensation Committee considered our stockholder affirmative 'say on pay' vote at our annual meeting in October 2011 and continued to apply the same principles in determining the amounts and types of executive compensation.

Elements of Compensation

        Our compensation structure for our Named Executive Officers consists of a combination of (1) base salary, (2) long-term incentive awards primarily through grants of restricted stock and restricted stock units pursuant to our stock incentive plans, (3) company paid benefits, including medical insurance, dental insurance, 401(k) Plan, disability insurance, life insurance and flexible spending accounts, and (4) discretionary cash bonuses for certain of our Named Executive Officers. The Compensation Committee also takes into account certain change in control provisions available to our Named Executive Officers.

Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by our Named Executive Officers for the fiscal years ended November 30, 2013 and November 30, 2012, respectively (rounded to the nearest thousand).

Name and Principal Position	Year	Salary(1)		Bonus		Stock awards(3)		All other compensation(4)		Total
Marc Crossman	2013	$463,000		$—	(5)	429,000	(7)	$24,000		$916,000
Chief Executive Officer and	2012	462,000		384,000		429,000		25,000		1,300,000
President
Hamish Sandhu	2013	293,000		—		183,000	(8)	23,000		499,000
Chief Financial Officer	2012	269,000		—		82,000		24,000		375,000
Joseph Dahan	2013	317,000		—		300,000	(9)	2,760,000	(10)	3,377,000
Creative Director	2012	317,000		—		150,000		1,881,000		2,348,000
Peter Kim	2013	85,000	(2)	—	(6)	—		3,500		88,500
	2012	—		—		—		—		—

(1)
Salary amount includes a payout for earned but unused vacation at the Named Executive Officers daily rate. In accordance with our employee handbook, all regular full-time employees are eligible to be paid out for earned but unused vacation at the end of each fiscal year.

(2)
Mr. Kim commenced employment with us on September 30, 2013. This amount represents the amounts paid from September 30, 2013 until November 30, 2013. See also "Employment Contracts and Termination of Employment and Change in Control Arrangements—Peter Kim" for a further discussion of the employment agreement with Mr. Kim.

(3)
Represents restricted common stock and RSUs issued pursuant to our Amended Stock Incentive Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with Accounting Standards Codification 718, or ASC 718. For a discussion on the assumptions made regarding the valuation of the stock awards and option awards, please see "Note 11—Stockholders' Equity—Stock Incentive Plans" in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended November 30, 2013.

(4)
The following table details the components of this column.

Name and principal position	Year	Benefit of company paid health insurance(a)	401(k) match	Contingent consideration(b)	Fixed Payments(c)	Total
Marc Crossman	2013	18,000	6,000	—	—	24,000
	2012	19,000	6,000	—	—	25,000
Hamish Sandhu	2013	18,000	5,000	—	—	23,000
	2012	19,000	5,000	—	—	24,000
Joseph Dahan	2013	18,000	—	311,000	2,431,000	2,760,000
	2012	19,000	—	1,862,000	—	1,881,000
Peter Kim	2013	3,000	500	—	—	3,500
	2012	—	—	—	—	—

(a)
This amount represents health premiums paid on behalf of the Named Executive Officer in excess of premiums paid for other employees.

(b)
This amount represents contingent consideration payments paid to Mr. Dahan in connection with the merger agreement with JD Holdings. The payments are not part of his employment agreement, but were included in the merger agreement and he was entitled to the payments irrespective of his employment status.

(c)
This amount represents the amount paid in connection with the new fixed payment agreement entered into with Mr. Dahan in February 2013 in lieu of the contingent consideration payments described above. See also "Employment Contracts and Termination of Employment and Change in Control Arrangements—Joseph M. Dahan" for a further discussion of this new fixed payment agreement.
(5)
The bonus amount, if any, payable to Mr. Crossman for fiscal year 2013 has not yet been determined.

(6)
The bonus amount, if any, payable to Mr. Kim for fiscal year 2013 has not yet been determined.

(7)
The restricted common stock was granted to Mr. Crossman on December 17, 2012 for service for 2012 and vests one-third on each year thereafter from the date of grant. This figure represents the aggregate dollar amount of the original grant. See also footnote (3) above for discussion on compensation amount.

(8)
The RSUs were granted to Mr. Sandhu on December 17, 2012 for service for 2012 and vest as follows: one-eighth of the shares began vesting on June 18, 2013 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the aggregate dollar amount of the original grant. See also footnote (3) above for discussion on compensation amount.

(9)
The RSUs were granted to Mr. Dahan on December 17, 2012 for service for 2012 and vest as follows: one-eighth of the shares began vesting on June 18, 2013 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the aggregate dollar amount of the original grant. See also footnote (3) above for discussion on compensation amount.

(10)
For a discussion on the contingent consideration payments and the new agreement entered into with Mr. Dahan, please see "Employment Contracts and Termination of Employment and Change in Control Arrangements—Joseph M. Dahan."

Outstanding Equity Award at 2013 Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers during our fiscal year ended November 30, 2013.

	Option awards					Stock awards
	Number of securities underlying unexercised options		Number of securities underlying unexercised options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards:		Equity incentive plan awards:
Name	Exercisable		Unexercisable					Number of unearned shares, units or other rights that have not vested		Market or payout value of unearned shares, units or other rights that have not vested
Marc Crossman	—		—			—	—	420,882	(1)	$505,058
	—		—			—	—	447,188	(2)	$536,626
	—		—			—	—	86,728	(3)	$104,074
	200,000	(4)	—	$1.63	3-Sep-14
Hamish Sandhu	—		—			—	—	156,625	(5)	$187,950
	—		—			—	—	72,857	(6)	$87,428
	—		—			—	—	26,079	(7)	$31,295
	—		—			—	—	19,375	(8)	$23,250
Joseph Dahan	—		—			—	—	395,551	(5)	$474,661
	—		—			—	—	133,928	(6)	$160,714
	—		—			—	—	68,182	(7)	$81,818
	—		—			—	—	56,875	(8)	$68,250
Peter Kim	—		—			—	—	—		—

(1)
These shares vest as follows: one-third of the shares vested on December 17, 2013; and one-third of the shares vest on December 17, 2014; and one-third of the shares vest on December 17, 2015.

(2)
These shares vest as follows: one-half of the shares vested on February 16, 2014; and one-half of the shares vest on February 16, 2015.

(3)
These shares vested on January 3, 2014.

(4)
This grant of stock option became fully vested on September 3, 2005.

(5)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2013 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest as of November 30, 2013.

(6)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2012 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest as of November 30, 2013.

(7)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2011 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest as of November 30, 2013.

(8)
These RSUs vest as follows: one-eighth of the RSUs began vesting on June 18, 2010 and the remaining RSUs vest every six months thereafter over a four year period. This figure represents the remaining amount to vest as of November 30, 2013.

Option Exercises and Stock Vested During Fiscal 2013

        During fiscal 2013, 591,264 shares of restricted stock or RSUs vested for our Named Executive Officers. No Named Executive Officers exercised any options in fiscal 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Marc Crossman	310,320	$357,000
Hamish Sandhu	88,279	$122,000
Joseph Dahan	192,666	$252,000
Peter Kim	—	—

Employment Contracts and Termination of Employment and Change in Control Arrangements

Change in Control Provisions

        Messrs. Crossman and Dahan each have change in control provisions in each person's employment agreement. These provisions provide Messrs. Crossman and Dahan with certain compensation arrangements in the event that a change in control occurs. In addition, our Amended and Restated 2004 Stock Incentive Plan and our 2004 Stock Incentive Plan each contain a change in control provision which provides for the immediate vesting in full of all grants or lapse of all restrictions for all grantees, including our Named Executive Officers, in the event a change in control occurs.

Marc Crossman

        On May 30, 2008, we entered into an Executive Employment Agreement, or the Crossman Employment Agreement, with Mr. Crossman to serve as our President and Chief Executive Officer. Mr. Crossman has been serving as our President since September 2004 and as Chief Executive Officer since January 2006 under an employment at-will arrangement.

        Under the terms of the Crossman Employment Agreement, Mr. Crossman receives an annual salary of $429,300 and is entitled to receive other cash and non-cash compensation, including an annual discretionary bonus targeted at 50% of his base salary based upon the achievement of financial and other performance criteria as set forth in the Crossman Employment Agreement, an annual grant of equity compensation pursuant to our stock incentive plans, and life and disability insurance policies paid on his behalf. The Crossman Employment Agreement was effective as of December 1, 2007, the commencement of our 2008 fiscal year, and had an initial term of two years, which automatically renewed for another two year period on December 1, 2009, December 1, 2011 and December 1, 2013, respectively. The Crossman Employment Agreement automatically renews for additional two year periods if we do not or Mr. Crossman does not provide 180 days' advanced notice of non-renewal prior to the end of the term or upon the occurrence of a change in control.

        In the event that Mr. Crossman's employment is terminated by us other than for Cause, terminated by Mr. Crossman for Good Reason, terminated by us within 18 months following a Change in Control and without Cause, or terminated by Mr. Crossman within 18 months following a Change in Control and for Good Reason, Mr. Crossman will be entitled to certain severance payments and benefits, including an amount equal to 24 months of his prior year's base salary and bonus in exchange for his execution of a release of claims. Mr. Crossman will not be entitled to severance benefits if he dies during the term of his employment, he is terminated for Cause or due to Disability, he terminates his employment for a reason other than a good reason, or revokes his agreement to release us from any and all claims related to his employment. "Cause" is defined as: (i) conviction of an offense involving an act of dishonesty, fraud or any other act of moral turpitude, or using alcohol, narcotics or illegal drugs to such an extent that it repeatedly materially adversely affects executive's performance hereunder; (ii) substantial and willful failure to perform specific and lawful written directives of the Board; (iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body that is materially injurious to the financial condition of the company; (iv) conviction of or plea of guilty or nolo contendere to a felony or an act of moral turpitude; or (v) a material breach of the terms and conditions of the employment agreement. "Disability" is defined as executive's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the company and executive), (i) absent from the full-time performance of his duties for 120 consecutive days during any 12 month period or (ii) if a physician acceptable to the company and executive advises us that it is likely that executive will be unable to return to the full-time performance of his duties for 120 consecutive days during the succeeding 12 month period. "Good Reason" is defined as (i) a material breach of the employment agreement by us that is not cured in the applicable time periods; (ii) relocation of the company more than 50 miles from Commerce, California; or(iii) a material reduction in Mr. Crossman's base salary. A "Change in Control" is defined as (i) a change in the our incumbent directors such that they no longer constitute a majority of the directors; (ii) any person or entity becoming the beneficial owner of 50 percent or more of our combined voting power; (iii) the consummation of a merger, consolidation, hshare exchange ro other coprporate transaction involving us that requires the approval of our stockholders where our stockholders as a group no longer own at least 50 percent of the voting power of the surviving corporation or our board members do not constitute a majority of the new board members of the surviving corporation; or (iv) the approval by our stockholders to liquidate or dissolve.

        Mr. Crossman is subject to confidentiality, non-solicitation and non-competition restrictions during the term of his employment and is subject to the confidentiality and non-solicitation provisions for a period of two years following termination of his employment.

Joseph M. Dahan

        In connection with the completion of a merger between us, our Joe's Subsidiary and JD Holdings in October 2007, Mr. Dahan's employment agreement automatically became effective for service as our Creative Director. Under the employment agreement, the initial term of employment was for five years with automatic renewals for successive one year periods thereafter, unless terminated earlier. Mr. Dahan is entitled to an annual salary of $300,000 and other discretionary benefits that the Compensation Committee of the Board of Directors may deem appropriate in its sole and absolute discretion.

        Under the terms of the employment agreement, we may terminate the employment of Mr. Dahan for Cause or for Mr. Dahan's Disability. "Cause" is defined as (i) a conviction, plea of guilty or nolo contendere to a felony or a crime of moral turpitude; (ii) a material breach of any provision of the employment agreement that is not cured within 45 days of receipt of written notice of such breach; (iii) the solicitation, persuasion or attempt at persuasion for any employee, consultant, contractor, customer or potential customer to engage in an act prohibited by the employment agreement; or (iv) a violation of any of our policies in our handbook or code of ethics and such violation constitutes a breach of the Code of Ethics or warrants termination. "Disability" is defined as inability to perform duties for 180 consecutive days or shorter periods aggregating 270 days during any 12 month period.

        Should we terminate Mr. Dahan's employment for Cause or Disability, we would only be required to pay him through the date of termination. We may terminate Mr. Dahan's employment without Cause at any time upon two weeks' notice, provided that we pay him the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Mr. Dahan may terminate his employment for Good Reason at any time within 30 days written notice. "Good Reason" is defined as (i) a material breach of the employment agreement by us that is not cured within 30 days of written notice or (ii) Mr. Dahan's decision to terminate employment at any time after 18 months following a Change in Control. A "Change in Control" is defined as (i) the sale or disposal of all or substantially all of the assets; (ii) the merger or consolidation with another company provided that our stockholders as a group no longer own at least 50 percent of the voting power of the surviving corporation; (iii) any person or entity becoming the beneficial owner of 50 percent or more of our combined voting power; or (iv) the approval by our stockholders to liquidate or dissolve. In the event that Mr. Dahan terminates his employment for Good Reason, then he will be entitled to the present value of the annual salary amounts otherwise due to him for the remainder of the initial term of employment or any renewal term. Further, Mr. Dahan may terminate his employment for any reason upon ten business days' notice and only be entitled to his salary as of the date of termination on a pro rata basis.

        The employment agreement contains customary terms and conditions related to confidentiality of information, ownership by us of all intellectual property, including future designs and trademarks, alternative dispute resolution and Mr. Dahan's duties and responsibilities to us as Creative Director.

        In addition, pursuant to the merger agreement, Mr. Dahan was entitled to, for 120 months following October 25, 2007, irrespective of his employment status, additional contingent consideration payments based upon our achievement of certain gross profit thresholds on sales from our Joe's® brand products. On February 18, 2013, we entered into a new agreement with Mr. Dahan that provided certainty of payments to him by removing the contingencies related to the contingent consideration payments. This agreement fixed the overall amount to be paid by us for the remaining months of year six through year 10 with payments being made over an accelerated time period until November 2015 instead of October 2017. Under the agreement, the total aggregate amount Mr. Dahan will receive is $9,168,000, which will be paid in weekly installments until November 2015. In addition, Mr. Dahan agreed to a restrictive covenant relating to non-competition and non-solicitation until November 30, 2016 in addition to the restrictive covenant in the original merger agreement.

Peter Kim

        In connection with the Acquisition, we have entered into an employment agreement with Peter Kim pursuant to which Mr. Kim serves as the Chief Executive Officer of Hudson. The employment agreement became effective on September 30, 2013 upon completion of the Acquisition, and has a term of three years. Mr. Kim's initial base salary will be $500,000 per year, and such amount will be reviewed by the Compensation Committee at least annually, provided that the base salary may not be decreased during Mr. Kim's term of employment. In addition to his base salary, Mr. Kim will also be eligible to receive an annual discretionary bonus targeted at 50% of his base salary, based on the satisfaction of criteria and performance standards as established in advance and agreed to by Mr. Kim and the Compensation Committee. Any bonus to be paid within 12 months of September 30, 2013, will be based on subjective performance criteria at the discretion of the Compensation Committee. The employment agreement also provides Mr. Kim with certain other benefits and the reimbursement of certain expenses.

        In the event of a termination of Mr. Kim's employment for any reason or no reason, we must pay Mr. Kim for (i) his accrued but unpaid base salary through the date of termination, (ii) any accrued but unused vacation time, (iii) any unreimbursed expenses, and (iv) any bonus amounts that have been earned but have not been paid, and any bonus for the period in which termination occurred, prorated for the partial period, any rights under any benefit or equity plan, program or practice, and his rights to indemnification and directors and officers liability insurance.

        In addition, in the event of a termination of Mr. Kim's employment without Cause or in the event that Mr. Kim voluntarily terminates his employment for "Good Reason", we will also be required (i) to make a severance payment to Mr. Kim equal to twelve months of his base salary, payable in twelve monthly installments and (ii) pay for the COBRA premiums (to the extent they exceed applicable active employee rates) on our group medical plan for Mr. Kim and his spouse and dependents for the shorter of the first 12 months of such coverage or his period of COBRA eligibility. Our obligation to provide the foregoing severance benefits is subject to Mr. Kim's execution of a settlement agreement and release. "Cause" is defined as the same as the Crossman Employment Agreement. "Good Reason" is defined as (i) a material breach of the employment agreement by us that is not cured in the applicable time periods; (ii) relocation of the company more than 50 miles from Commerce, California; (iii) requiring Mr. Kim to report to anyone other than the CEO of Joe's; (iv) a material breach by us of any provision of the employment agreement; or (v) a material reduction in Mr. Kim's base salary.

        The employment agreement also contains exclusivity, non-compete and non-solicitation covenants generally prohibiting Mr. Kim from providing services to a competitor during the term of his employment or soliciting employees during the term of his employment and for 12 months following his termination of employment. In addition, the employment agreement mandates that Mr. Kim's confidentiality obligations continue even after his termination of employment.

        Mr. Kim has also entered into a non-competition agreement which also became effective on September 30, 2013 upon completion of the Acquisition, pursuant to which Mr. Kim has agreed not to engage in, compete with or permit his name to be used by or in connection with any premium denim apparel business outside his role with Hudson, that is competitive to us, Hudson or our respective subsidiaries, or to solicit certain personnel for a period of up to three years from the closing of the acquisition.

Hamish Sandhu

        In connection with Mr. Sandhu's appointment as CFO, we entered into a written offer letter whereby Mr. Sandhu agreed to serve as our CFO. Under the terms of the offer letter, Mr. Sandhu's annual base salary was $205,000, which was increased to $255,000 in November 2008 and $280,000 in December 2012. We also agreed to pay the full cost of participation in our health insurance plan for Mr. Sandhu and his family. Notwithstanding anything to the contrary, Mr. Sandhu is an employee at-will and has not entered into an employment agreement with us.

Amended and Restated 2004 Stock Incentive Plan, 2004 Stock Incentive Plan, Restricted Stock Agreement and Restricted Stock Unit Awards

        Under the terms both of the Amended and Restated 2004 Stock Incentive Plan and the 2004 Stock Incentive Plan, all unvested awards accelerate and immediately vest upon the occurrence of a Change in Control for all grantees. Further, Mr. Crossman's Restricted Stock Agreement and each RSU Award contains certain provisions regarding the terms and conditions of the grant. Each vests upon the earliest to occur of the participant's Death, Disability (each as defined in the Plan), or separation from service by us without Just Cause (as defined below). Upon a separation from service for any other reason (including, without limitation, termination by us for Just Cause or by participant for any reason) prior to the date that participant becomes 100 percent vested in the award, the unvested units or shares are forfeited immediately. Under the award agreements, "Just Cause" means (a) a conviction for, or a plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude, or (b) a material breach of any written employment policies or rules, including our Code of Business Conduct and Ethics.

Potential Payments Upon Termination or Change in Control

        The following table reflects the amounts that would be paid if a change in control or other termination event occurred on November 30, 2013 and our stock price per share was the closing market price as of that date. The closing market price per share of our common stock on November 30, 2013 was $1.20.

Termination Scenario (11/30/13)	Marc Crossman	Hamish Sandhu	Joseph Dahan	Peter Kim
Without Cause or for Good Reason(1)(2)
(within 18 months following Change in Control)
Severance pay(1)(a)(2)(a)	$926,000	$—	$317,000	$—
Health benefits continuation(1)(b)(2)(b)	36,000	—	18,000	—
Unvested restricted stock or RSUs(4)	1,145,758	329,924	785,443	—

Total	$2,107,758	$329,924	$1,120,443	$—
Without Cause or for Good Reason(1)(2)(3)
(no Change in Control)
Severance pay(1)(a)(2)(a)(3)(a)	$926,000	$—	$317,000	$500,000
Health benefits continuation(1)(b)(2)(b)(3)(b)	36,000	—	18,000	18,000
Unvested restricted stock or RSUs(4)	1,145,758	329,924	785,443	—

Total	$2,107,758	$329,924	$1,120,443	$518,000
Change in Control—assuming no termination
Severance pay	$—	$—	$—	$—
Unvested restricted stock or RSUs(4)	1,145,758	249,938	785,443	—

Total	$1,145,758	$249,938	$785,443	$—
Without Just Cause, Death or Disability
Unvested restricted stock or RSUs(4)	$1,145,758	$249,938	$785,443	$—

Total	$1,145,758	$249,938	$785,443	$—

(1)
See "Employment Contracts and Termination of Employment and Change in Control Arrangements—Joseph M. Dahan" for a further discussion of the terms under which such benefits would be payable for Mr. Dahan.

(a)
Represents the amount of salary at Mr. Dahan's current rate of $300,000 that would have been paid pursuant to his employment agreement from November 30, 2013 until November 30, 2014.

(b)
Represents the anticipated cost of health insurance benefits for a period of one year following termination based upon amounts paid in fiscal 2013 for Mr. Dahan.

(2)
See "Employment Contracts and Termination of Employment and Change in Control Arrangements—Marc Crossman" for a further discussion of the terms under which such benefits would be payable for Mr. Crossman.

(a)
Represents the amount of salary at Mr. Crossman's current rate of $429,300 that would have been paid pursuant to his employment agreement from November 30, 2013 until November 30, 2015 plus his prior year bonus of $384,000.

(b)
Represents the anticipated cost of health insurance benefits for a period of one year following termination based upon amounts paid in fiscal 2013 for Mr. Crossman.

(3)
See "Employment Contracts and Termination of Employment and Change in Control Arrangements—Peter Kim" for a further discussion of the terms under which such benefits would be payable for Mr. Kim.

  (a)
  Represents the amount of salary at Mr. Kim's current rate of $500,000 that would have been paid pursuant to his employment agreement from November 30, 2013 until November 30, 2014.

  (b)
  Represents the anticipated cost of health insurance benefits for a period of one year following termination based upon amounts paid in fiscal 2013 for Mr. Kim.

(4)
See "Employment Contracts and Termination of Employment and Change in Control Arrangements—Amended and Restated 2004 Stock Incentive Plan, 2004 Stock Incentive Plan, Restricted Stock Agreement and Restricted Stock Unit Awards." Represents the fair market value of the acceleration of vesting of all outstanding awards pursuant to the Amended and Restated 2004 Stock Plan, the 2004 Stock Incentive Plan and applicable agreements based upon the closing market price per share of our common stock on November 30, 2013 at $1.20.

REPORT OF THE AUDIT COMMITTEE

        In accordance with the written charter of the Audit Committee, which was adopted by our Board of Directors on November 21, 2013, the Audit Committee assists the Board of Directors in oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. In addition, the Audit Committee recommends to the full Board of Directors the selection of the independent auditors.

        Currently, all Audit Committee members are "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC and Mr. Savage has also been designated to be an "audit committee financial expert" as such term is defined in the rules and regulations of the SEC.

        In performing its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended November 30, 2013 with management and our independent auditors. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, (Codification of Statement of Auditing Standards, AU 380) as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

        The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and us that might bear on the independent auditors' independence consistent with PCAOB Rule 3520. The Audit Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining their independence.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2013 for filing with the SEC.

The Audit Committee:

  Kent Savage, Chairman of the Audit Committee
  Sam Furrow
  Kelly Hoffman

 RELATED PARTY TRANSACTIONS

        Our Audit Committee charter provides that that all transactions between us and persons or entities affiliated with our officers, directors or principal common stockholders must be approved by our Audit Committee. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arms' length transactions with independent third parties. For fiscal 2013, our related party transactions, all of which were previously approved by our Audit Committee, are described below.

Joe Dahan

        Since the acquisition of the Joe's® brand as a result of a merger in October 2007 through February 18, 2013, Mr. Dahan was entitled to a certain percentage of our gross profit in any applicable fiscal year until October 2017. At the time of the acquisition, pursuant to ASC 805—Business Combinations, we assessed this original contingent consideration arrangement as compensatory and expensed such amounts over the term of the earn out period at the defined percentage amounts. For the fiscal years ended 2013, 2012 and 2011, expenses of $311,000, $1,862,000 and $1,757,000, respectively, were recorded in the statement of net (loss) income and comprehensive (loss) income related to the contingent consideration expense made to Mr. Dahan under the original agreement.

        On February 18, 2013, we entered into a new agreement with Mr. Dahan that fixed the overall amount to be paid by us for the remaining months of year six through year 10 in the original merger agreement at $9,168,000 through weekly installment payments beginning on February 22, 2013 until November 27, 2015. In the first quarter of fiscal 2013, we recorded a charge of $8,732,000 as contingent consideration buy-out expense in connection with this agreement. This amount represented the net present value of the total fixed amount that Mr. Dahan would receive. The entire amount was expensed during the first quarter of fiscal 2013 as the amount payable represented a present obligation due to Mr. Dahan. On September 30, 2013, in connection with entry into new credit facilities relating to the acquisition of Hudson, Mr. Dahan, CIT, Garrison and all of our loan parties entered into an earn out subordination agreement, which provides, among other things, that any payment, whether in cash, in kind, securities or any other property, in connection with the our obligations to Mr. Dahan is expressly junior and subordinated in right of payment to all amounts due and owing upon any indebtedness outstanding under the revolving credit facility and the term loan facility. We are permitted to make certain amount of weekly installment payments of our obligations in the absence of an insolvency proceeding or any event of default under the revolving credit agreement or the term loan credit agreement.

Ambre Dahan

        In January 2013, we entered in to a consulting arrangement with Ambre Dahan, the spouse of Mr. Joe Dahan, for design director services that pays her $175,000 per annum on a bi-weekly basis. For the fiscal year ended 2013, we paid Ms. Dahan $155,000 under this arrangement. This arrangement may be terminated at any time by the parties. Mr. Dahan is not a party to this arrangement, and we do not consider this arrangement material to us.

Albert Dahan

        In April 2009, we entered into a commission-based sales agreement with Albert Dahan, brother of Joe Dahan, for the sale of our products into the off-price channels of distribution. Under the agreement, Mr. Albert Dahan is entitled to a commission for purchase orders entered into by us where he acts as a sales person. The agreement may be terminated at any time for any reason or no reason with or without notice. For the fiscal years ended 2013, 2012 and 2011, payments of $453,000, $573,000 and $580,000, respectively, were made to Mr. Albert Dahan under this arrangement.

        In October 2011, we entered into an agreement with Ever Blue LLC, or Ever Blue, an entity for which Albert Dahan is the sole member, for the sale of children's products. Ever Blue has an exclusive right to produce, distribute and sell children's products bearing the Joe's® brand on a worldwide basis, subject to certain limitations on the channels of distribution. In exchange for the license, Ever Blue pays to us a royalty on net sales with certain guaranteed minimum sales for each term. In connection with this agreement, we provided initial funding to Ever Blue for inventory purchases, which such amount has been repaid in full. For the fiscal years ended 2013, 2012 and 2011, we recognized $612,000, $296,000 and $0, respectively in royalty income under the license agreement.

Peter Kim

        We have entered into several agreements, including a stock purchase agreement, a convertible note, the Registration Rights Agreement, an employment agreement and a non-competition agreement with Peter Kim in connection with the acquisition of Hudson. Mr. Kim was not a related person as defined in Item 404 of Regulation S-K prior to closing of the Acquisition. Pursuant to the terms of the stock purchase agreement, Mr. Kim received approximately $0.5 million in cash and approximately $14.2 million aggregate principal of Management Notes as consideration for his equity interests in Hudson. In addition, Mr. Kim received approximately $2.1 million in cash as consideration for debts owed to him by Hudson. See our Annual Report on Form 10-K for the year ended November 30, 2013—"Notes to Consolidated Financial Statements—Note 3—Acquisition of Hudson" and "Note 8—Debt" for a further discussion of those agreements. In addition, a description of the Management Notes and the Registration Rights Agreement is included above in "Questions and Answers about the Proxy Materials and the Annual Meeting" under the question "What are the terms of the Buyer Notes?" and a description of Mr. Kim's employment agreement and non-competition agreement are included above under the heading "Employment Contracts and Termination of Employment and Change in Control Arrangements."

Tony Kim

        In May 2011 and January 2013, our Hudson subsidiary entered into two distributorship agreements with Telos Group L.L.C., an entity that is owned or controlled by Peter Kim's brother, Tony Kim, for distribution of Hudson's products in South Korea and China. Under these agreements, Tony Kim has purchased $9,000 in product from us in from September 30, 2013 until the end of fiscal 2013.

Director Independence

        Currently, the following members of our Board of Directors are considered "independent" under NASDAQ listing standards and as such term is defined in the rules and regulations of the SEC:

  •
  Joanne Calabrese

  •
  Sam Furrow

  •
  Kelly Hoffman

  •
  Suhail Rizvi

  •
  Kent Savage

        In making its determination that the foregoing directors are independent, the Board of Directors considered all relevant facts and circumstances. There are no current transactions with members of the Board of Directors that needed to be considered for any impact on the respective member's independence. We do not have any past or present members serving on our Audit Committee,

Compensation Committee and Nominating and Governance Committee that are not considered to be independent based on the applicable rules of NASDAQ and the SEC.

Equity Compensation Plan Information

        The following table sets forth certain information about our common stock that may be issued upon the exercise of options, warrants and rights under all of the our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of November 30, 2013, which includes our Amended and Restated 2004 Stock Incentive Plan and our 2004 Stock Incentive Plan. We stopped granting options under our 2004 Stock Incentive Plan after the adoption and approval of our Amended and Restated 2004 Stock Incentive Plan on October 26, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)
Amended and Restated Stock Incentive Plan	—	$—	3,544,756
2004 Incentive Plan	775,000	$4.03	N/A	(2)

	775,000	$4.03	3,544,756

(1)
See "Amended and Restated 2004 Stock Incentive Plan" and "2004 Stock Incentive Plan" described in "Notes to Consolidated Financial Statements—Note 11—Stockholders' Equity—Stock Incentive Plans" in our Annual Report on Form 10-K for the fiscal year ended November 30, 2013 for a further description of our equity compensation plans.

(2)
While there are shares available, we no longer grant options under our 2004 Stock Incentive Plan since the adoption and approval of our Amended and Restated 2004 Stock Incentive Plan on October 26, 2011.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC on a timely basis. Directors, officers and greater than ten percent beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of copies of such forms furnished to us and certain of our internal records, or upon written representations from officers, directors and greater than ten percent beneficial owners that no Form 5 was required, we believe that during the fiscal year ended November 30, 2013, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis.

 FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        For the fiscal years ended November 30, 2013 and 2012, Ernst &Young LLP, or E&Y, billed the approximate fees as described below.

Audit Fees

        Fees for audit services totaled approximately $600,000 for the year ended November 30, 2013 and $433,000 for the year ended November 30, 2012 , including fees associated with the annual audit and reviews of our quarterly reports on Form 10-Q and for fiscal 2013, included the additional scope of work due to the acquisition of Hudson as our subsidiary.

Audit-Related Fees

        Fees for audit-related services totaled approximately $354,000 for the year ended November 30, 2013 and included fees associated with the acquisition of Hudson as our subsidiary. There were no fees for audit-related services for the year ended November 30, 2012.

Tax Fees

        Fees for tax services, including tax compliance and return preparation, tax advice, and tax planning and tax matters related to the acquisition of Hudson as our subsidiary, totaled approximately $464,000 for the year ended November 30, 2013 and $70,000 for the year ended November 30, 2012.

All Other Fees

        There were no other fees for the years ended November 30, 2013 and 2012.

        The Audit Committee has adopted a policy which requires the Audit Committee's pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The Audit Committee approves such services on an on-going basis prior to the incurrence of any such audit and non-audit services. The Audit Committee pre-approved all of the audit and non-audit services rendered by E&Y listed above.

        The Audit Committee has determined that the services provided by E&Y were compatible with maintaining E&Y's independence.

OTHER BUSINESS TO BE TRANSACTED

        As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the following filings which are also being mailed with this proxy statement to stockholders of record and beneficial owners:

  •
  Our 2013 Annual Report on Form 10-K, filed with the SEC on February 13, 2014;

  •
  Our Current Report on Form 8-K, filed with the SEC on October 4, 2013; and

  •
  Our Current Report on Form 8-K/A, filed with the SEC on December 6, 2013.

        We will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference and the definitive agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed in this proxy statement. Copies of our 2013 Annual Report and the Hudson Financials are being mailed with this proxy statement. You can request copies of such documents and agreements if you call or write us at the following address or telephone number:

Joe's Jeans Inc.
Attention: Corporate Secretary
2340 South Eastern Avenue
Commerce, California 90040
(323) 837-3700

Appendix A

JOE'S JEANS INC.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN

        1.    Purpose.    The purpose of the Joe's Jeans Inc. Amended and Restated 2004 Stock Incentive Plan (the "Plan") is to enhance the ability of Joe's Jeans Inc. (the "Company") and its Subsidiaries and Affiliates to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders. The term "Company" as used in this Plan with reference to employment shall include the Company and its Subsidiaries and Affiliates, as appropriate.

        2.    Definitions.

        (a)   "Affiliate" means any parent or subsidiary of the Company; provided, that, with respect to Incentive Stock Options, the term shall only mean "parent corporation" and "subsidiary corporation" as defined in Sections 424(e) and 424(f) of the Code and further, provided, that, with respect to any "stock right" within the meaning of Section 409A of the Code, such affiliate must qualify as a "service recipient" within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language "at least 50 percent" is used instead of "at least 80 percent".

        (b)   "409A Award" means an Award that is considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code and Section 13 of this Plan.

        (c)   "Award" shall mean an award determined in accordance with the terms of the Plan, including, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Compensation Awards, and share awards.

        (d)   "Award Agreement" shall have the meaning set forth in Section 20 hereof.

        (e)   "Board" shall mean the Board of Directors of the Company.

        (f)    "Cause" shall mean (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Participant's failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Participant's dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

        (g)   "Change in Control" of the Company means the occurrence of one of the following events

            (i)  individuals who, on the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

           (ii)  any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

          (iii)  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)  Stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

        (h)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (i)    "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are (i) "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) "outside directors" within the meaning of Section 162(m) of the Code and (iii) "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

        (j)    "Common Stock" shall mean the common stock of the Company.

        (k)   "Continuous Service" means that the Participant's service as an employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant's Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

        (l)    "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

        (m)  "Date of Grant" means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock, or if a later date in set forth in such resolution, then such date as is set forth in such resolution.

        (n)   "Disability" means that (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under and accident and health plan covering employees of the Company; provided, however, for purposes of any Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3).

        (o)   "Fair Market Value" shall mean, as of any date, the value per share of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value per share shall be the closing sales price for such share as quoted on such exchange or system for such date, or if no sales price was reported for such date, the closing sales price for the trading day immediately preceding such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

           (ii)  In the absence of an established market for the Common Stock, the Fair Market Value per share thereof shall be determined in good faith by the Committee in accordance with the requirements of Section 409A of the Code.

        (p)   "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's spouse, ancestors and descendants.

        (q)   "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

        (r)   "Negative Discretion" means the discretion authorized by the Plan to be applied by the Administrator to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 9(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

        (s)   "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

        (t)    "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

        (u)   "Participant" shall mean an officer, employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

        (v)   "Performance Compensation Award" shall mean an Award granted pursuant to the terms and conditions set forth in Section 9 of the Plan.

        (w)  "Performance Goals" shall mean or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company's attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in U.S. generally accepted accounting principles during a Performance Period.

        (x)   "Performance Objective" shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with a Performance Compensation Award.

        (y)   "Performance Period" shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant's right to and the payment of a Performance Compensation Award.

        (z)   "Restricted Stock" shall have the meaning set forth in Section 8 of the Plan.

        (aa) "Restricted Stock Units" shall have the meaning set forth in 8 of the Plan.

        (bb) "Stock Appreciation Rights" shall have the meaning set forth in Section 11 of the Plan.

        (cc) "Subsidiary" shall mean any Affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

        3.    Shares Subject to the Plan.    Subject to adjustment in accordance with Section 19, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 11,825,000(1) shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall again be available for subsequent Awards under the Plan. Subject to adjustment in accordance with Section 19, no Participant shall be granted, during any one (1) year period, Options to purchase more than 1,250,000 shares of Common Stock and, the number of shares of Common Stock subject to any Awards other than Options or Stock Appreciation Rights shall not exceed 1,250,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner. All shares of Common Stock reserved for issuance under the Plan may be used for Incentive Stock Options.

        4.    Administration.

        (a)   The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed. Notwithstanding the foregoing, the Board or Committee may (i) delegate to a committee of one or more members of the Board who are not "outside directors" within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not "non-employee directors" within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not subject to Section 16 of the Exchange Act.

        (b)   The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

        (c)   Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

        (d)   The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award Agreements.

        (e)   Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent

(1)
This number assumes approval of Proposal 4 at our annual meeting of stockholders. In the event that this amendment to our Amended and Restated 2004 Stock Incentive Plan in Proposal 4 is not approved, this number will remain at 6,825,000, of which 3,544,756 remain available for future issuance.

permitted by law, be fully indemnified by the Company with respect to any such action or determination.

        5.    Eligibility.    Individuals eligible to receive Awards under the Plan shall be the offices, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

        6.    Awards.    Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Performance Compensation Awards, share awards, Stock Appreciation Rights or other awards based on the value of the Common Stock. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Award Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        7.    Options.    Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

        (a)    Types of Options.    Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the Date of Grant of each respective Option. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option. Notwithstanding any of the foregoing to the contrary, the Company shall have no liability to any Participant or any other person is an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 13 of the Plan.

        (b)    Option Price.    The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, the exercise price for Incentive Stock Options will be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the Date of Grant. Notwithstanding any other provision in this Plan to the contrary, the Committee may reduce the option price of any outstanding Option either through a direct amendment to such Option or through a cancellation of such Option and immediate grant of a new Option with a lower option price or in any other manner it deems appropriate.

        (c)    Option Period.    The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the Date of Grant of the Option; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the Date of Grant. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, upon the death of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death, shall remain exercisable for one year following such death, notwithstanding the term of such Option.

        (d)    Exercisability.    Each Option shall vest and become exercisable at a rate determined by the Committee on the Date of Grant.

        (e)    Method of Exercise.    Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the Optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, where such Common Stock has a Fair Market Value equal to the aggregate exercise price of the Option at the time of exercise, (iii) if established by the Company, through a "same day sale" commitment from optionee and a broker-dealer that is acceptable to the Company that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant's subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan. Notwithstanding any of the foregoing to the contrary, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or national market system) an exercise by a director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement or an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified in Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.

        (f)    Additional Requirements Under Section 409A.    Each Award Agreement evidencing the grant of an Option shall include a provision whereby, notwithstanding any provision of the Plan or the Award Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 13 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code.

        8.     Restricted Awards.

        (a)   The Committee may from time to time award to eligible Participants actual shares of Common Stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of Restricted Stock or Restricted Stock Units that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant's Continuous Service with the Company for any reason prior to the end of the Restricted

Period, any Restricted Stock or Restricted Stock Units shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award Agreement, any Participant awarded Restricted Stock shall have all the rights of a shareholder including, without limitation, the right to vote the Restricted Stock. If a share certificate is issued in respect of the Restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. Payment of Restricted Stock Units shall be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion. No shares of Common Stock shall be issued at the time Restricted Stock Units are granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

        (b)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8(a) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with section 8(a) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

        9.    Performance Compensation Awards.

        (a)    General.    The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m).

        (b)    Eligibility.    The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 9(b). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

        (c)    Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the performance criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 9(c) and record the same in writing.

        (d)    Payment of Performance Compensation Awards.

          (i)    Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

          (ii)    Limitation.    A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

          (iii)    Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 9(d)(iv) hereof, if and when it deems appropriate.

          (iv)    Use of Discretion.    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of

  Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 9(d)(vi) of the Plan.

          (v)    Timing of Award Payments.    Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 9(d)(iii).

          (vi)    Maximum Award Payable.    Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 6,825,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 9(a) shall be $4,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

        10.    Share Purchases.    The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to, below or above the Fair Market Value of the Common Stock at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose.

        11.    Stock Appreciation Rights.    The Committee may in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights ("Stock Appreciation Rights") in accordance with the Plan, the terms and conditions of which shall be set forth in an agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

        (a)    Time of Grant.    A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

        (b)    Stock Appreciation Right Related to an Option.

            (i)  A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

           (ii)  Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such Stock Appreciation Right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

          (iii)  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

        (c)    Stock Appreciation Right Unrelated to an Option.    The Committee may grant to a Participant Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, that, unless otherwise provided in an Award Agreement, upon the death of a Participant, Stock Appreciation Rights that would otherwise remain exercisable for a period of time following such death, shall remain exercisable for one year following death notwithstanding the term of the Award. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such Stock Appreciation Right over the per share exercise price of the Stock Appreciation Right, by (ii) number of shares of Common Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

        (d)    Method of Exercise.    Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company's principal executive office, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such agreement to the Participant.

        (e)    Form of Payment.    Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

        (f)    Additional Requirements under Section 409A.    A Stock Appreciation Right that provides for the deferral of compensation within the meaning of Section 409A of the Code shall satisfy the requirements of this Section 11(f) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 13 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), provides that it is settled in cash, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the exercise price (the "SAR Amount"). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 13(a) hereof.

        12.    Share Awards.    Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award Agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 12 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

        13.    Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.    In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

        (a)    Exercise and Distribution.    No 409A Award shall be exercisable or distributable earlier than upon one of the following:

          (i)    Specified Time.    A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

          (ii)    Separation from Service.    Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company's stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 13(a)(ii) may not be made before the date which is six months after the date of separation from service.

          (iii)    Death.    The date of death of the 409A Award recipient.

          (iv)    Disability.    The date the 409A Award recipient becomes disabled (within the meaning of Section 13(d)(ii) hereof).

          (v)    Unforeseeable Emergency.    The occurrence of an unforeseeable emergency (within the meaning of Section 13(d)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

          (vi)    Change in Control Event.    The occurrence of a Change in Control Event (within the meaning of Section 13(d)(i) hereof), including the Company's discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within twelve (12) months of the Change in Control Event.

        (b)    Term.    Notwithstanding anything to the contrary in this Plan or the terms of any Award Agreement in respect of a 409A Award, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (i) 2-1/2 months after the end of the

Company's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to this Section 13 and is not subject to a substantial risk of forfeiture; or (ii) 2-1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to this Section 13 and is not subject to a substantial risk of forfeiture, but not later than the earlier of (x) the expiration of 10 years from the date the 409A Award was granted, or (y) the term specified in the 409A Award agreement.

        (c)    No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in this Section 13, except in the case of one of the following events:

          (i)    Domestic Relations Order.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

          (ii)    Change in Control Event.    The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Committee may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 13 and the requirements of Section 409A of the Code.

        (d)    Definitions.    Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

            (i)  "Change in Control Event" means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

           (ii)  "Disabled" means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

          (iii)  "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

        14.    Change in Control.    Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, all Options and Stock Appreciation Rights shall automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any Common Stock awards, Restricted Stock, Restricted Stock Units, or Performance Compensation Awards granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

        15.    Withholding.    Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the

Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to pay to the Company an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee's sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company's outside accountants, doing so, would not result in a charge against earnings.

        16.    Nontransferability, Beneficiaries.    Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

        17.    No Right to Continuous Service.    Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

        18.    Governmental Compliance.    Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        19.    Adjustments; Corporate Events.

        (a)   In the event of (x) any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) (an "Event") that affects the Common Stock or (y) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following:

            (i)  adjusting any or all of (A) the number and kind of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Sections 3 and 9 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the grant or exercise price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Objectives and Performance Goals);

           (ii)  providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

          (iii)  canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares Common Stock subject to such Option over the aggregate exercise price of such Option (it being understood that, in such event, any Option having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); and

          (iv)  providing that any Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event.

        (b)   The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (c)   The Committee's determination under this Section 19 shall be final, binding and conclusive.

        20.    Award Agreement.    Each Award under the Plan shall be evidenced by agreement (the "Award Agreement") setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

        21.    Amendment.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 19, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent.

        22.    General Provisions.

        (a)   The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

        (b)   All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

        (c)   It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b- 3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 22(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

        (d)   Except as otherwise provided by the Committee in the applicable grant or Award Agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 19, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

        (e)   The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

        (f)    Where the context requires, words in any gender shall include any other gender.

        (g)   Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

        (h)   The Committee shall have the power to accelerate the time at which an Award shall be exercisable or vest notwithstanding the terms of any Award Agreement.

        (i)    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        (j)    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        (k)   No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        (l)    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        23.    Expiration of the Plan.    Subject to earlier termination pursuant to Section 21, no Award may be granted following the 10-year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

        24.    Effective Date; Approval of Shareholders.    The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the "Effective Date")*. Unless the Company determines to submit Section 9 of the Plan and the definition of Performance Goal to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 9 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

*
Approved by the stockholders on October 26, 2011.

(continued from other side)

        I/We hereby revoke any other proxy to vote at the Annual Meeting, and hereby ratify and confirm all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6.

        I/We hereby acknowledge prior receipt of the notice of annual meeting of stockholders and proxy statement dated March     , 2014, the Annual Report on Form 10-K for the year ended November 30, 2013, the Current Report on Form 8-K filed with the SEC on October 4, 2013 and the Current Report on Form 8-K/A filed with the SEC on December 6, 2013 and hereby revoke any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the 2014 annual meeting of stockholders and voting in person.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

JOE'S JEANS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 8, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, proxy statement and proxy card
are available at http://www.joesjeans.com/2014proxy.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The stockholder (whose signature appears in the reverse side of this proxy card) of Joe's Jeans Inc., or the Company, hereby appoints Marc B. Crossman with full power of substitution, as proxy to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2014 annual meeting of stockholders to be held on Thursday, May 8, 2014, at 9:00 a.m. (local time) at the Sofitel Hotel Los Angeles, 8555 Beverly Boulevard, Los Angeles, California 90048 upon the following matters and any other matter as may properly come before the 2014 annual meeting of stockholders or any adjournments thereof.

(continued and to be dated and signed on reverse side.)

VOTE BY TELEPHONE OR INTERNET
QUICK * * * EASY * * * IMMEDIATE

Joe's Jeans Inc.

        Voting by telephone or Internet is quick, easy and immediate.    As a Joe's Jeans Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on May 7, 2014.

To Vote Your Proxy By Internet
www.cstproxyvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy By Phone
1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

^ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ^

PROXY

						Please mark your votes like this		☒
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of eight directors to serve on the Board of Directors until the 2015 annual meeting of stockholders or until their respective successors are elected and qualified:

(Instruction: to withhold authority to vote for any individual nominee, strike that nominee's name from the list below.)			FOR all the nominees listed above except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all the nominees listed above.
					2. Proposal to approve an amendment to our 7th Amended and Restated Certificate of Incorporation to increase the amount of authorized shares of our common stock from 100 million to 120 million in order to permit the issuance of the common stock upon conversion of the convertible notes (the "Buyer Notes") issued in connection with our acquisition of Hudson Clothing Holdings, Inc., a Delaware corporation ("Hudson").	FOR ☐	AGAINST ☐	ABSTAIN ☐
(1) Samuel J. Furrow (4) Joe Dahan (7) Suhail R. Rizvi	(2) Marc B. Crossman (5) Kelly Hoffman (8) Kent Savage	(3) Joanne Calabrese (6) Peter Kim	☐	☐

					3. Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock upon conversion of the Buyer Notes issued in connection with our acquisition of Hudson in excess of 19.99% of the common stock outstanding prior to such issuance.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					4. Proposal to approve an amendment to the Amended and Restated 2004 Stock Incentive Plan to increase the reservation of the total shares available for issuance to 11,825,000 shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					5. Proposal to conduct an advisory vote to approve named executive officer compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					6. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 30, 2014.	FOR ☐	AGAINST ☐	ABSTAIN ☐
This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5, AND 6 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

☐ I PLAN TO ATTEND THE MAY 8, 2014 ANNUAL MEETING OF STOCKHOLDERS.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature of Stockholder or Authorized Representative	Date	, 2014.

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign.